UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DSP Group, Inc.

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DSP GROUP, INC.

Notice of Annual Meeting of Stockholders

To Be Held May 24, 2010

To the Stockholders of DSP GROUP, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of DSP Group, Inc., a Delaware corporation, will be held at The Grand Hyatt New York, 109 E. 42nd Street, New York City, New York, on Monday, May 24, 2010, at 8:30 a.m., local time, for the following purposes:

1. Election of Directors. To elect three Class I directors, Eliyahu Ayalon, Zvi Limon and Louis Silver, as specifically named in the attached proxy statement, to serve until the 2013 annual meeting of stockholders or until their successors are elected and qualified;

2. Amendment and Restatement of the 1993 Employee Stock Purchase Plan. To ratify and approve an amendment and restatement to the Company’s 1993 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder from 2,000,000 shares to 2,300,000 shares;

3. Selection of Independent Auditors. To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditors for the year ending December 31, 2010; and

4. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof. Our board of directors has fixed the close of business on March 26, 2010 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Beginning this year, your vote is especially important because of a recent regulatory change. If your shares are held by a broker, your broker cannot vote your shares for the election of directors unless you provide voting instructions. Therefore, if your shares are held by a broker, please instruct your broker regarding how to vote your shares on the election of directors. This will ensure that your shares are counted with respect to the election of directors.

Whether or not you expect to attend the annual meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted. If you send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

/s/ Ofer Elyakim
Ofer Elyakim
Chief Executive Officer

San Jose, California

April 2, 2010

Mailed to Stockholders

on or about April 13, 2010

DSP GROUP, INC.

2580 North First Street, Suite 460

San Jose, CA 95131

PROXY STATEMENT

FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

General Information

This proxy statement is furnished to the stockholders of DSP Group, Inc., a Delaware corporation, in connection with the solicitation by our board of directors of proxies in the accompanying form for use in voting at the annual meeting of stockholders to be held on May 24, 2010, at 8:30 a.m., local time, at The Grand Hyatt New York, 109 E. 42nd Street, New York City, New York, and any adjournment or postponement thereof. The shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the annual meeting.

Solicitation, Record Date and Voting Procedures

The solicitation of proxies will be conducted by mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on March 26, 2010 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the annual meeting. As of the close of business on the record date, we had 23,133,382 shares of common stock outstanding and entitled to vote at the annual meeting. The presence at the annual meeting of a majority of these shares of our common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. An automated system administered by our transfer agent will tabulate votes cast by proxy, and a representative from our transfer agent will act as the inspector of elections to tabulate votes cast in person at the annual meeting. Each outstanding share of common stock on the record date is entitled to one vote on all matters.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders and will have the same effect as a “no” vote on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained. Pursuant to newly-amended New York Stock Exchange (“NYSE”) Rule 452, the uncontested election of directors is no longer a routine matter and, therefore, may not be voted upon by brokers without instruction from beneficial owners. Consequently, proxies submitted by brokers for shares beneficially owned by other persons may not, in the absence of specific instructions from such beneficial owners, vote the shares in favor of a nominee or withhold votes from a nominee at the brokers’ discretion. Under NYSE rules, the approval of the amendment and restatement to the Company’s 1993 Employee Stock Purchase Plan (Proposal No. 2) remains a non-routine matter and, therefore, may not be voted upon by brokers without instruction from beneficial owners. The ratification of the selection of an independent registered public accounting firm (Proposal No. 3), is considered a routine matter under the NYSE rules, and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions.

With respect to our proposal 1 of this proxy statement, each director nominee will be elected by a plurality of the votes of shares of our common stock represented and voted at the annual meeting, and abstentions and broker “non-votes” will not affect the election of a Class I director nominee who receives a plurality of votes. Nevertheless, the Company’s bylaws specify that in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his election than votes “for” his election shall promptly tender his resignation following the vote. “Abstentions” will not count as a vote cast with respect to a director nominee. The nomination and corporate governance committee of our board of directors will consider the resignation offered by a director nominee who receives a greater number of votes “withheld” from his election than votes “for” his election and recommend to our board whether to accept the resignation offer. Our board will disclose its determination within ninety days from the date of the certification of the stockholder vote for the relevant annual meeting.

With respect to proposals 2 and 3 of this proxy statement, the affirmative vote of a majority of shares of our common stock represented and voted at the annual meeting is required for approval. Abstentions will have the same effect as “no” votes on proposals 2 and 3, whereas broker “non-votes” will have no effect on such proposals.

The Proxy

The persons named as proxy holders, Ofer Elyakim and Dror Levy, were selected by our board of directors and currently serve as our executive officers.

All shares represented by each properly executed, unrevoked proxy received in time for the annual meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock represented by the proxy will be voted as to the proposal for which no specification is given as follows: (1) FOR the election of the Class I director nominees named in this proxy statement; (2) FOR the increase of 300,000 shares of common stock reserved for issuance under the Company’s 1993 Employee Stock Purchase Plan; (3) FOR the ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditors for the 2010 fiscal year; and (4) with respect to any other matters that may come before the annual meeting, at the discretion of the proxy holders. We do not presently know of any other business to be conducted at the annual meeting.

Revocability of Proxy

If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to us (to the attention of Dror Levy, our Secretary), at the address of our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the annual meeting and voting in person. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the annual meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the annual meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our bylaws authorize the number of directors to be not less than five or more than nine. The number of directors on our board of directors is currently fixed at seven. The board is divided into three classes: Class I, Class II and Class III. Each director serves a three-year term. The board is currently composed of three Class I directors (Messrs. Eliyahu Ayalon, Zvi Limon and Louis Silver), whose terms will expire at this annual meeting of stockholders; two Class II directors (Messrs. Yair Seroussi and Yair Shamir), whose terms will expire at the annual meeting of stockholders to be held in 2011; and two Class III directors (Messrs. Patrick Tanguy and Avigdor Willenz), whose terms will expire at the annual meeting of stockholders to be held in 2012. At each annual meeting of stockholders, directors will be elected for full terms of three years to succeed those directors whose terms are expiring.

At this annual meeting, the stockholders will specifically elect three Class I directors. Messrs. Ayalon, Limon and Silver have each been nominated to serve a three-year term, until the annual meeting of stockholders to be held in 2013, or until their successors are elected or appointed and qualified, or until their earlier resignation or removal. Our board has no reason to believe that each of Messrs. Ayalon, Limon and Silver will be unable or unwilling to serve as a director if elected.

Class I Director Nominees

Eliyahu Ayalon is currently our Executive Chairman. He joined us in April 1996 as President, Chief Executive Officer and a director. In January 2000, Mr. Ayalon was appointed as Chairman of our board. Between April 2005 and January 2006, Mr. Ayalon stepped down as Chief Executive Officer and became our Executive Chairman. Mr. Ayalon resumed the Chief Executive Officer position from January 2006 to July 2009. Mr. Ayalon is also a member of the board of directors of CEVA, Inc., a NASDAQ listed company that develops and licenses DSP cores and related platform-level IP to the semiconductor industry, as of November 2002, and was the Chairman until February 2005. Mr. Ayalon previously served as President and Chief Executive Officer of Mennen from May 1992 to April 1996. Mr. Ayalon is a member of the Board of Governors of the Technion-Israel Institute of Technology and a member of the executive committee of the University Center of Ariel, Israel. We believe Mr. Ayalon’s qualifications to sit on our board include his years of executive experience in the high technology and semiconductor industries and his deep understanding of our company, people and products acquired during his 15 years of service on our board and as our Chief Executive Officer.

Zvi Limon has served as one of our directors since February 1999. Mr. Limon is a partner at Magma Venture Capital, a consulting and investment advisory firm. Since 2006, Mr. Limon also has been a general partner of Rimon Investment Fund, a consulting and investment advisory firm. He served as chairman of Limon Holdings Ltd., a consulting and investment advisory firm, from October 1993 to July 2000. Mr. Limon is a director of CEVA, Inc., Tefron Ltd., a NASDAQ listed apparels company, and various private companies. He also was a director of GVT (Holding) SA, the parent company of Global Village Telecom in Brazil. We believe Mr. Limon’s qualifications to sit on our board include his years of experience providing strategic and investment advisory services to companies, his understanding of our company acquired during his 10 years of service on our board and his board experience by being a board member of various public and private companies.

Louis Silver has served as a member of our board of directors since November 1999. He is a Principal of RP Capital Group, an alternative investment firm focused on investment opportunities in the Eastern Europe/Middle East/Africa Region (EEMEA) and has served as an advisor to RP Capital Group since April 2005. From January 2005 until January 2006, he acted as a private banking consultant. From August 2002 until April 2005, he acted as a legal and business development advisor to companies and individuals. From September 1996 until June 2002, he served as an advisor and counsel to Discount Bank & Trust Company. Mr. Silver is currently a member of the board of directors of CEVA, Inc. He was a director of Scopus Video Networks Ltd., a former NASDAQ-listed company, until December 2008. We believe Mr. Silver’s qualifications to sit on our board include his financial expertise, his years of experience providing strategic and investment advisory services to companies, his public company experience by being a board member of CEVA, and his understanding of our company acquired during his 10 years of service on our board.

Director Independence

Our board of directors has determined that the director nominees, Messrs. Limon and Silver, are “independent” as that term is defined in the published listing requirements of NASDAQ. Mr. Ayalon is not an “independent” director as he is also our Executive Chairman of the board and was our Chief Executive Officer until July 2009.

Required Vote

Pursuant to newly-amended NYSE Rule 452, the uncontested election of directors is no longer a routine matter and, therefore, may not be voted upon by brokers without instruction from beneficial owners. Consequently, proxies submitted by brokers for shares beneficially owned by other persons may not, in the absence of specific instructions from such beneficial owners, vote the shares in favor of a nominee or withhold votes from a nominee at the brokers’ discretion.

The director nominees will be elected by a plurality of the votes cast. Abstentions and broker non-votes will not affect the election of a Class I director nominee who receives a plurality of votes. Nevertheless, the Company’s bylaws specify that in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his election than votes “for” his election shall promptly tender his resignation following the vote. “Abstentions” will not count as a vote cast with respect to a director nominee. The nominating and governance committee of our board of directors will consider the resignation offered by a director nominee who receives a greater number of votes “withheld” from his election than votes “for” his election and recommend to our board whether to accept the resignation offer. Our board will disclose its determination within ninety days from the date of the certification of the stockholder vote for the relevant annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to our executive officers and directors as of March 26, 2010:

Name	Age	Position
Eliyahu Ayalon	67	Executive Chairman of the Board of Directors
Ofer Elyakim	40	Chief Executive Officer
Brian Robertson	40	President
Boaz Edan	51	Senior Vice Present and Chief Operating Officer
Dror Levy	36	Chief Financial Officer and Secretary
Eli Fogel	62	Senior Vice President and Chief Technology Officer
Zvi Limon (1)(2)	51	Director
Yair Seroussi (2)(3)	54	Director
Yair Shamir (1)(2)	64	Director
Louis Silver (1)(3)	56	Director
Patrick Tanguy (2)(3)	50	Director
Avigdor Willenz (3)	53	Director

(1)	Member of the compensation committee
(2)	Member of the audit committee
(3)	Member of the nomination and corporate governance committee

Eliyahu Ayalon is currently our Executive Chairman. He joined us in April 1996 as President, Chief Executive Officer and a director. In January 2000, Mr. Ayalon was appointed as Chairman of our board. Between April 2005 and January 2006, Mr. Ayalon stepped down as Chief Executive Officer and became our Executive Chairman. Mr. Ayalon resumed the Chief Executive Officer position from January 2006 to July 2009. Mr. Ayalon is also a member of the board of directors of CEVA, Inc., a NASDAQ listed company that develops and licenses of DSP cores and related platform-level IP to the semiconductor industry, as of November 2002, and was the Chairman until February 2005. Mr. Ayalon previously served as President and Chief Executive Officer of Mennen from May 1992 to April 1996. Mr. Ayalon is a member of the Board of Governors of the Technion-Israel Institute of Technology and a member of the executive committee of the University Center of Ariel, Israel. We believe Mr. Ayalon’s qualifications to sit on our board include his years of executive experience in the high technology and semiconductor industries, and his deep understanding of our company, people and products acquired during his 15 years of service on our board and as our Chief Executive Officer.

Ofer Elyakim joined us in January 2006 as Director of Investor Relations and Business Development, and was promoted to Vice President of Business Development in May 2007. He was promoted to Senior Vice President, President of South East Asia Operations in May 2008. In July 2009, Mr. Elyakim was appointed our Chief Executive Officer. Previously, Mr. Elyakim worked as a research analyst covering media and broadcasting companies at CIBC World Markets in New York. Prior to that, he held several management positions at Radvision, Tundo Communications and Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global. A certified public accountant, Mr. Elyakim holds an MBA with honors from Columbia Business School and a BA in Computer Science and Accounting from Tel Aviv University.

Brian Robertson joined us in October 2007 in connection with the acquisition of the Cordless and VoIP Terminals Business of NXP B.V. Prior to joining us, Mr. Robertson was the General Manager of the Cordless and IP Terminals business line at NXP B.V. from December 2006. From September 2001 to November 2006, Mr. Robertson held various marketing and sales positions covering the Asia Pacific region at NXP B.V. and at Philips Semiconductors B.V. prior to the founding of NXP B.V, based in Hong Kong and Singapore. Prior to September 2001, Mr. Robertson held several management roles in R&D and marketing within the Business Unit Mobile & Personal of Philips Semiconductors B.V., based in Switzerland. Mr. Robertson graduated in Electronics Engineering from the University of Bristol in 1991 with first class honours.

Boaz Edan joined us in May 1999 as Vice President, Operations and served as Senior Vice President, Products Division Manager until October 2002, when he became our Chief Operating Officer. Mr. Edan previously served as Material Director of Tower Semiconductor Ltd., a foundry manufacturer of semiconductor integrated circuits, from 1996 to May 1999. As previously disclosed, Mr. Edan’s employment with us will terminate on May 31, 2010.

Dror Levy joined us in August 2002 as Corporate Controller and was promoted to the position of Vice President of Finance in January 2006 and as our Chief Financial Officer and Secretary in July 2006. Prior to joining the Company, Mr. Levy worked at Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, where he served as an account manager in the high-tech practice. Mr. Levy is a certified public accountant and holds an M.B.A. from Tel Aviv University and a B.A. in Business and Accounting from the Israeli College of Management.

Eli Fogel joined us in July 2003 as Senior Vice President & Chief Technology Officer. Mr. Fogel served as Senior Vice President for Engineering & Chief Technology Officer at DSP Communication from 1996 to 1999 (later acquired by Intel). At Intel, Mr. Fogel served as the Chief Technology Officer of the Cellular Communication Division.

Zvi Limon has served as one of our directors since February 1999. Mr. Limon is a partner at Magma Venture Capital, a consulting and investment advisory firm. Since 2006, Mr. Limon also has been a general partner of Rimon Investment Fund, a consulting and investment advisory firm. He served as chairman of Limon Holdings Ltd., a consulting and investment advisory firm, from October 1993 to July 2000. Mr. Limon is a director of CEVA, Inc., Tefron Ltd., a NASDAQ listed apparels company, and various private companies. He also was a director of GVT (Holding) SA, the parent company of Global Village Telecom in Brazil. We believe Mr. Limon’s qualifications to sit on our board include his years of experience providing strategic and investment advisory services to companies, his understanding of our company acquired during his 10 years of service on our board and his board experience by being a board member of various public and private companies.

Yair Seroussi has served as one of our directors since February 2002. Mr. Seroussi is currently the chairman of the board of directors of Bank Hapoalim, Israel’s leading bank. Previously, he was serving as advisory director, head of Morgan Stanley Israel, since 1993. During this period, he served as a board member of various Israeli companies. Mr. Seroussi is also on the Board of Governors of the Hebrew University. We believe Mr. Seroussi’s qualifications to sit on our board include his years of experience providing strategic and investment advisory services to companies, as well as his leadership and risk assessment skills, and directorship expertise by being a director of various Israeli companies.

Yair Shamir has served as one of our directors since October 1996 and is also the Chairman of our compensation committee. Mr. Shamir has served as Executive Chairman of I.A.I. (Israel Aircraft Industries) since July 2005 and has been a Managing Partner of Catalyst Fund L.P., an Israeli Venture Capital firm, since 2000. Mr. Shamir currently serves as a director of Orckit Communications, Limited, a developer and manufacturer of local loop communications systems; Commtouch Software Ltd., an email and Web defense technology provider listed on NASDAQ; and Cyalume Technologies Holdings, Inc., a provider of safety, security and training products for military use. Mr. Shamir was the Chairman of El-Al, Israel Airlines from April 2004 to January 2005. From 1997 to 2008, he served as Chairman of VCON Telecommunications Ltd., a developer and marketer of video conference systems, and was its CEO from 1997 to 2005. From 1994 to 2006, Mr. Shamir was a director of Mercury Interactive Corporation. In connection with the Securities and Exchange Commission’s investigation into possible violations of securities laws by Mercury Interactive Corporation, the Commission issued a “Wells” notice in June 2006 informing him that they were considering bringing a civil injunctive action against him. Mr. Shamir submitted an offer of settlement to the Commission, neither admitting nor denying the Commission’s allegations. On January 26, 2009, the settlement received a final judgment by the District Court of Northern District of California. From 2005 to 2007, Mr. Shamir was also Chairman of Shamir Optical Industry Ltd, a leading designer, manufacturer and distributor of progressive spectacle lenses for presbyopia. We believe Mr. Shamir’s qualifications to sit on our board include his executive positions at global organizations, years of experience providing strategic advisory services to other Israeli companies, his leadership and risk assessment skills, and public company expertise by being a director of various public companies, as well as the deep understanding of our company, acquired during his 14 years of service on our board.

Louis Silver has served as a member of our board of directors since November 1999. He is a Principal of RP Capital Group, an alternative investment firm focused on investment opportunities in the Eastern Europe/Middle East/Africa Region (EEMEA) and has served as an advisor to RP Capital Group since April 2005. From January 2005 until January 2006, he acted as a private banking consultant. From August 2002 until April 2005, he acted as a legal and business development advisor to companies and individuals. From September 1996 until June 2002, he served as an advisor and counsel to Discount Bank & Trust Company. Mr. Silver is currently a member of the board of directors of CEVA, Inc. He was a director of Scopus Video Networks Ltd., a former NASDAQ-listed company, until December 2008. We believe Mr. Silver’s qualifications to sit on our board include his financial expertise, his years of experience providing strategic and investment advisory services to companies, his leadership and risk assessment skills, and public company expertise by being a board member of CEVA, and his understanding of our company acquired during his 10 years of service on our board.

Patrick Tanguy has served as one of our directors since November 1999. Since September 2007, Mr. Tanguy has been a Managing Director at Wendel, a French-listed investment company. From February 2006 to September 2007, Mr. Tanguy was the Chief Executive Officer of Prezioso S.A., an industrial coating and insulation specialist. From April 2004 to February 2006, Mr. Tanguy was the Chief Executive Officer of Monne-Decroix, a real estate development company. He served as Chief Executive Officer of Technal Group, an aluminum building systems company, from 1999 to March 2004. From May 1998 to September 1999, Mr. Tanguy served as a director of Hays DX France, an express transport services company. From August 1993 to April 1998, he served as the Chairman of Groupe DAFSA, a supplier of economic data and financial information. We believe Mr. Tanguy’s qualifications to sit on our board include his experience as CEO of leading complex global organizations, his financial expertise, as well as his executive leadership and management experience.

Avigdor Willenz has served as one of our directors since February 2008. Mr. Willenz served as Chief Executive Officer and Chairman of the board of directors of Galileo Technology Ltd. from 1992 until 2001. He served as a director in Marvell(R) Technology Group Ltd. from 2001 to 2002 following the merger of Galileo Technology with Marvell. From 1988 to 1992, Mr. Willenz was Corporate Product Definition Manager/Chief Engineer for Integrated Device Technology (IDT). Mr. Willenz currently serves as a member of the board of directors of Wintegra, Inc. Mr. Willenz previously served as a member of the board of directors of Radware Ltd. Mr. Willenz holds a B.Sc.E.E. from Technion, Israel Institute of Technology. We believe Mr. Willenz’s qualifications to sit on our board include his years of executive experience in the high technology and semiconductor industries, including his CEO position at Galileo Technology, as well as his executive leadership and management experience.

Board Leadership Structure

We separated the roles of Chief Executive Officer and Chairman of the Board in July 2009 in recognition of, among other things, the differences and responsibilities between the two roles. Our Chief Executive Officer is responsible for implementing the strategic direction of the company and the day-to-day leadership and performance of the company. Our Chairman of the board provides guidance to our Chief Executive Officer on corporate strategies and reviews the strategic initiatives of the company with the Chief Executive Officer and the rest of the board. The board values the insights of our Chairman in light of his deep understanding of our company, people and products and the semiconductor industry. Our Chairman also sets the agenda for board meetings in consultation with judgment, presides over meetings of the board, facilitates communication among directors and ensures an appropriate information flow from senior management to the board.

Director Independence

Our board of directors has determined that all non-employee directors of the board, currently consisting of Messrs. Limon, Seroussi, Shamir, Silver, Tanguy and Willenz, are “independent” as that term is defined in the NASDAQ listing standards. In making this determination, our board of directors considered transactions and relationships between each director or his immediate family and the company and our subsidiaries, including those reported in the section below captioned “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our board affirmatively determined, based on its understanding of such transactions and relationships, that all of our non-employee directors are independent of the company and, therefore, a majority of the members of our board is independent, under the standards set forth by the NASDAQ listing standards.

The Board’s Role in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full board in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for the company. Our board’s role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal and regulatory, and strategic and reputational risks. While the full board has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. For example, financial risks, including internal controls, are overseen by the audit committee and risks that may be implicated by our executive compensation programs are overseen by the compensation committee. Moreover, our nomination and corporate governance committee conducts an annual board assessment and reports its findings to the full board. Upon identification of a risk, the assigned board committee or the full board discuss or review risk management and risk mitigation strategies. Additional review or reporting on enterprise risks is conducted as needed or as requested by the board or committee.

Relationships among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

Meetings and Committees of the Board of Directors

During 2009, our board of directors met five times in meetings or telephonically. Except for Mr. Seroussi who attended three of the five board meetings, no director attended fewer than 75% of the aggregate of either (i) the total number of board meetings held during the period for which he was a director, or (ii) the total number of committee meetings of the board held in 2009 on which he served. In light of the geographic dispersion of our directors, the directors’ attendance at the annual meeting of stockholders is encouraged but not required. Director attendance at each annual stockholders’ meeting will be posted on our web site at www.dspg.com. It is also the general policy of our board that at the conclusion of each meeting of the board the independent directors shall meet separately with no members of management present.

Compensation Committee

The compensation committee met in meetings or telephonically once in 2009. The compensation committee currently consists of Messrs. Limon, Shamir and Silver. Our board of directors has determined that all current members of the compensation committee are “independent” as that term is defined in the NASDAQ listing standards. The committee’s functions are to establish and apply our compensation policies with respect to our executive officers. Additional duties and powers of the compensation committee are set forth in its charter, which was adopted and approved in January 2005, and a copy of which is available on our website at www.dspg.com.

Audit Committee

The audit committee met five times in meetings or telephonically in 2009. The audit committee currently consists of Messrs. Limon, Seroussi, Shamir and Tanguy. The audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. In addition, the audit committee is responsible for approving the audit and non-audit services performed by our independent auditors and for reviewing and evaluating our accounting principles and our system of internal accounting controls. Additional duties and powers of the audit committee are set forth in its amended and restated charter, which was adopted and approved in November 2002 and further amended in July 2003, January 2005 and February 2009, and a copy of which is available on our website at www.dspg.com. The audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

After considering transactions and relationships between each member of the audit committee or his immediate family and the company and our subsidiaries and reviewing the qualifications of the members of the audit committee, our board of directors has determined that all current members of the audit committee are (1) “independent” as that term is defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (2) “independent” as that term is defined in the NASDAQ listing standards; and (3) financially literate and have the requisite financial sophistication as required by the NASDAQ listing standards. Furthermore, our board of directors has determined that Mr. Tanguy qualifies as an audit committee financial expert, as defined by the applicable rules of the Exchange Act, pursuant to the fact that, among other things, he was the Chief Executive Officer of Prezioso S.A., and Monne-Decroix and Technal Group, and in those capacities had acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an audit committee financial expert.

Nomination and Corporate Governance Committee

The nomination and corporate governance committee met in meetings or telephonically once in 2009. The nomination and corporate governance committee consists of Messrs. Seroussi, Silver, Tanguy and Willenz. Our board of directors has determined that all current members of the nomination and corporate governance committee are “independent” as that term is defined in the NASDAQ listing standards. The nomination and corporate governance committee is to assist the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board, and the development, evaluation and monitoring of our corporate governance processes and principles. The committee also is responsible for developing, implementing and monitoring compliance of our code of business conduct and ethics and making recommendations to the board of revisions to the code from time to time as appropriate. Additional duties and powers of the nomination and corporate governance committee are set forth in its charter, which was adopted and approved in January 2005, and a copy of which is available on our website at www.dspg.com.

Compensation Committee Interlocks and Insider Participation

Our compensation committee during 2009 consisted of Messrs. Limon, Shamir and Silver; Mr. Shamir served as its Chairman. No member of this committee is a present or former officer or employee of the company or any of our subsidiaries. Mr. Silver is a member of the board of directors and a member of the compensation committee of the board of CEVA, Inc. and Mr. Ayalon, our Chairman of the board of directors, is a member of the board of directors of CEVA, Inc. Other than as noted with respect to Mr. Ayalon, none of our executive officers served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board or compensation committee.

Qualifications of Directors

Our board of directors has not established any special qualifications or any minimum criteria for director nominees. In considering candidates for the board, the nomination and corporate governance committee will consider the entirety of each candidate’s credentials. However, as specified in the charter for the nomination and corporate governance committee, the nomination and corporate governance committee shall consider certain qualifications such as the nominee’s personal and professional integrity, ability, judgment, broad experience in business, finance or administration, familiarity with our industry, ability to serve the long-term interests of our stockholders and sufficient time available to devote to our affairs. The nomination and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director nominees. The committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board to fulfill its responsibilities. The nomination and corporate governance committee will also use its best efforts to seek to ensure that the composition of our board of directors at all times adheres to the independence requirements applicable to companies listed on NASDAQ, as well as other regulatory requirements applicable to us.

Diversity of the Board

Our board of directors does not have a formal policy requiring the nominating and corporate governance committee to consider the diversity of directors in its nomination process. Nonetheless, our board values diversity and diversity is one of the factors considered by the committee in the director identification and nomination process. The committee seeks nominees with a broad diversity of experience, professions, education, skills, geographic representation and backgrounds with a view to have a slate of candidates for election that represents a diversity of views, experiences, and backgrounds.

Director Nomination Process

We do not have a formal director nomination process.

Continuing Directors

Generally, the nomination and corporate governance committee identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for renomination. The nomination and corporate governance committee will balance the value of continuity of service by existing members of the board with that of obtaining a new perspective.

New Directors

Generally, once a need to add a new board member is identified, the nomination and corporate governance committee will initiate a search by working with staff support, seeking input from board members and senior management and, if necessary, hiring a consultant or search firm. After a slate of possible candidates is identified, members of the nomination and corporate governance committee, other members of the board and senior management have the opportunity to interview the prospective candidate(s). The remaining members of the board who do not interview the prospective candidate(s) are kept informed of the progress. A potential new director also may be recommended by a current director, after which the input of the nomination and corporate governance committee and the other members of the board on the merits of his or her appointment to the board would be sought. The nomination and corporate governance committee ultimately recommends the best candidate(s) the committee members determine after the selection process for approval by the full board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Copies of these reports are also required to be delivered to us.

We believe, based solely on our review of the copies of such reports received or written representations from the Reporting Persons, that during the fiscal year ended December 31, 2009, all Reporting Persons complied with all applicable filing requirements.

Communications with the Board

Our board of directors believes that full and open communication between stockholders and members of our board is in our best interests and the best interests of our stockholders. Stockholders can contact any director or committee of the board by writing to the Chairman of the nomination and corporate governance committee, c/o DSP Group, Inc., 2580 North First Street, Suite 460, San Jose, CA 95131. The Chairman of the nomination and corporate governance committee will determine the extent to which such stockholder communications should be disseminated to other members of the board and what response, if any, should be made to such communications. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be referred directly to our audit committee by writing to the Chairman of the audit committee, c/o DSP Group, Inc., 2580 North First Street, Suite 460, San Jose, CA 95131.

Stockholder Proposals

The nomination and corporate governance committee will consider stockholder proposals properly submitted to us, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered by the nomination and corporate governance committee for the 2011 annual meeting, a stockholder must submit its proposal and other relevant information in writing to the attention of our Secretary at our principal executive offices no later than December 14, 2010. With respect to general stockholder proposals, the stockholder must submit the following relevant information: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business, (iii) the class and number of shares of our common stock which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, (v) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of our common stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of our common stock (each, a “Relevant Hedge Transaction”), (vi) as to the stockholder giving the notice and any Stockholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such stockholder or Stockholder Associated Person has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to our common stock, whether or not such instrument or right shall be subject to settlement in the underlying common stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our common stock (a “Derivative Instrument”), (b) any rights to dividends on our common stock beneficially owned by such stockholder that are separated or separable from the underlying shares of our common stock, (c) any proportionate interest in shares of our common stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a partner or, directly or indirectly, beneficially owns an interest in a partner and (d) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of our common stock or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); and (vii) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent to a stockholder proposal. A “Stockholder Associated Person” of any stockholder means (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our common stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person. Subject to any exclusions permitted by applicable law, only stockholder proposals submitted in accordance with the above requirements will be presented at any annual meeting. The chairman of the meeting may, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and, if he should so determine, he may so declare at the meeting that any such business not properly brought before the meeting will not be transacted.

With respect to recommendations of director nominee(s), the stockholder must submit the following relevant information in writing to the attention of our Secretary at our principal executive offices no later than December 14, 2010: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of our common stock which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) the information set forth in the above paragraph relating to general stockholder proposals. Once the nomination and corporate governance committee receives the stockholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the nomination and corporate governance committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

The nomination and corporate governance committee will not evaluate candidates differently based on who has made the proposal. The committee will consider candidates for the board from any reasonable source, including stockholder recommendations. The committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used for the slate of director nominees at this annual meeting since all directors nominated are for re-election, and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

Greater detail about the submission process for stockholder proposals are set forth in our bylaws, a copy of which may be obtained by making a written request to our Secretary at the address of our principal executive offices.

We have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Code of Business Conduct and Ethics

Our board of directors adopted a code of business conduct and ethics in July 2003 and further amended it in January 2005. This code applies to all of our employees and is posted on our web site at www.dspg.com. The code satisfies the requirements under the Sarbanes-Oxley Act of 2002, as well as NASDAQ rules applicable to issuers listed on NASDAQ. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers to the code with respect to our executive officers and directors may be granted only by the audit committee. Any waivers to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, which is currently our Chief Financial Officer. Any waivers to the code and any amendments to the code applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or persons performing similar functions, will be posted on our web site. Our audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 17, 2010, by (i) each stockholder known to us to own beneficially more than 5% of our common stock; (ii) each of our directors; (iii) the Named Executive Officers; and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the address of each of the executive officers and directors is c/o DSP Group, Inc., 2580 North First Street, Suite 460, San Jose, CA 95131.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting power and/or investment power with respect to securities. The percentages are based on 23,128,507 shares of our common stock as of March 17, 2010. Shares of common stock subject to options or stock appreciation rights currently exercisable or exercisable within 60 days of March 17, 2010 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options or stock appreciation rights, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. For purposes of the below table and except for Mr. Ayalon’s stock appreciation right award granted in 2010, the number of shares of our common stock subject to stock appreciation right awards granted to our executive officers that are currently exercisable or exercisable within 60 days of March 17, 2010 is calculated based on 50% of the units subject to such awards for grants prior to 2009 and are calculated based on 75% of the units subject to such awards for grants in 2009. With respect to Mr. Ayalon’s stock appreciation right award granted in 2010, the number of shares of our common stock subject to such award that is currently exercisable or exercisable within 60 days of March 17, 2010 is calculated based on 67% of the units subject to such awards. Our directors do not receive stock appreciation right awards. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

Name of Beneficial Owner	Shares Beneficially Owned	Approximate Percent Beneficially Owned	Options and Stock Appreciation Rights Included in Shares Beneficially Owned
BlackRock, Inc. (1) 40 East 52nd Street New York, NY 10022	4,581,946	19.8%	—

Dimensional Fund Advisors LP (2) Palisades West, Building One 6300 Bee Cave Road Austin, Texas, 78746	1,978,605	8.6%	—

Wellington Management Company, LLP (3) 75 State Street Boston, Massachusetts 02109	1,734,999	7.5%	—

ClearBridge Advisors, LLC (4) 620 8th Avenue New York, NY 10018	1,295,340	5.6%	—

FMR LLC (5) Edward C. Johnson III 82 Devonshire Street Boston, Massachusetts 02109	1,161,329	5%	—

Name of Beneficial Owner	Shares Beneficially Owned	Approximate Percent Beneficially Owned	Options and Stock Appreciation Rights Included in Shares Beneficially Owned
Eliyahu Ayalon	535,780	2.3%	530,416
Ofer Elyakim	89,970	*	89,691
Boaz Edan	253,999	1.1%	253,999
Brian Robertson	53,125	*	53,125
Dror Levy	103,280	*	103,280
Eli Fogel	200,593	*	200,593
Zvi Limon	266,666	1.1%	266,666
Yair Seroussi	90,000	*	90,000
Yair Shamir	160,000	*	160,000
Louis Silver	169,302	*	169,302
Patrick Tanguy	121,969	*	121,969
Avigdor Willenz	25,000	*	25,000
All directors and executive officers as a group (12 persons)	2,069,684	8.2%	2,064,041

*	Less than 1%
(1)	Based on a Schedule 13G/A filed by BlackRock, Inc. on January 8, 2010, with the Securities and Exchange Commission, reporting beneficial ownership as of December 31, 2009.
(2)	Based on a Schedule 13G filed by Dimensional Fund Advisors LP on February 8, 2010, with the Securities and Exchange Commission, reporting beneficial ownership as of December 31, 2009.
(3)	Based on a Schedule 13G/A filed by Wellington Management Company, LLP on February 12, 2010, with the Securities and Exchange Commission, reporting beneficial ownership as of December 31, 2009.
(4)	Based on a Schedule 13G/A filed by ClearBridge Advisors, LLC on February 12, 2010 with the Securities and Exchange Commission, reporting beneficial ownership as of December 31, 2009.
(5)	Based on a Schedule 13G/A filed by FMR LLC on February 16, 2010 with the Securities and Exchange Commission, reporting beneficial ownership as of December 31, 2009.

Equity Compensation Plan Information

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2009.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,206,572	$19.25	1,069,875	(1)
Equity compensation plans not approved by security holders (2)	6,416,234	$14.82	1,324,215
Total	7,622,806	$15.52	2,394,087

(1)	The amount includes 545,717 shares of common stock available for future issuance under our 1993 Employee Stock Purchase Plan as of December 31, 2009.
(2)	Neither the Amended and Restated 1998 Non-Officer Employee Stock Option Plan (the “1998 Plan”) nor the Amended and Restated 2003 Israeli Share Incentive Plan (the “2003 Plan”) was previously approved by our stockholders. The total number of shares of common stock available for the grant of options under the 2003 Plan is increased on the first day of each calendar year beginning in 2004 by a number of shares equal to three percent of the number of shares of our common stock outstanding as of such date or a lesser number as determined by the administrator of the plan. In 2004, we granted stock options to purchase a total of 239,000 shares of common stock outside of stockholder-approved stock option plans in connection with our acquisition of the Wi-Fi assets of Bermai, Inc., of which 88,125 were outstanding as of December 31, 2009. Further, in 2007, we granted stock options to purchase a total of 235,000 shares of common stock outside of stockholder-approved stock option plans in connection with our acquisition of the cordless and VoIP terminals business of NXP B.V. of which 80,000 were outstanding as of December 31, 2009.

1998 Non-Officer Employee Stock Option Plan

Our board of directors adopted the 1998 Plan in November 1998. As of December 31, 2009, 5,062,881 shares of common stock were authorized and 433,361 shares of common stock remained available for grant. The board of directors, or a committee designated by the board of directors, administers the 1998 Plan. The administrator has the sole discretion to interpret any provision of the 1998 Plan, and to determine the terms and conditions of awards of non-qualified stock options or stock appreciation rights under the 1998 Plan. Options and stock appreciation rights currently may be granted to our employees and employees of any of our subsidiaries. Officers may not be granted options or stock appreciation rights under the 1998 Plan. The material features of the 1998 Plan are summarized below.

Term.    The term of each option or stock appreciation right shall be stated in the applicable option or stock appreciation right agreement.

Exercise Price or Base Appreciation Right.    The exercise price per share of common stock for an option and the base appreciation amount for a stock appreciation right shall be determined by the administrator.

Vesting.    Each option or stock appreciation right shall vest in accordance with a schedule as determined by the administrator.

Early Exercise.    An option may include a provision whereby the participant may elect to exercise any part or all of the option prior to vesting of the option. Any unvested shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or any other restriction the administrator determines to be appropriate.

Transferability.    Options and stock appreciation rights are transferable to the extent provided in the applicable option agreement or stock appreciation right agreement.

Termination of Employment.    A participant may not exercise an option or stock appreciation right after the termination of the participant’s employment, director or consulting relationship with us or with any of our subsidiaries, except to the extent specified in the applicable option or stock appreciation right agreement. Where the option or stock appreciation right agreement permits the exercise of the option or stock appreciation right following termination of the participant’s employment or other service relationship with us or any of our subsidiaries, the option or stock appreciation right shall terminate to the extent not exercised on the last day of the specified period or the last day of the term of the option or stock appreciation right, which ever occurs first.

Acquisition of the Company.    If we are acquired whether by sale, transfer of assets, merger or similar transaction, the administrator shall have the authority to provide for the full automatic vesting and exercisability of one or more outstanding unvested options or unvested stock appreciation rights under the 1998 Plan on such terms and conditions as the administrator may specify.

Amendment and Termination of the Plan.    The 1998 Plan will continue until it is terminated by the board of directors. The board may amend the 1998 Plan at any time or from time to time or may suspend or terminate it, without approval of the stockholders, except as required by law. However, no action by the board of directors or stockholders may alter or impair any option or stock appreciation right previously granted under the 1998 Plan. No option or stock appreciation right may be granted during any suspension of or after termination of the 1998 Plan.

2003 Israeli Share Incentive Plan

Our board of directors adopted the 2003 Plan in November 2002. As of December 31, 2009, 7,090,086 shares of common stock were authorized and 890,854 shares of common stock remained available for grant. Pursuant to the plan terms, the number of shares authorized for issuance is increased annually on the first business day of each calendar year equal to three percent of the number of shares of our common stock issued and outstanding as of such date or a lesser number of shares as determined by the board of directors. The board of directors, or a committee designated by the board of directors, administers the 2003 Plan. The administrator has the sole discretion to interpret any provision of the 2003 Plan and to determine the terms and conditions of the options and stock appreciation rights issued under the 2003 Plan. Options and stock appreciation rights currently may be granted to our employees and other service providers and employees and other service providers of any of our subsidiaries. The material features of the 2003 Plan are summarized below.

Term.    The term of each option or stock appreciation right shall be stated in the applicable option agreement or stock appreciation right agreement.

Exercise Price or Base Appreciation Right.    The exercise price per share of common stock for an option and the base appreciation amount for a stock appreciation right shall be determined by the administrator and will be set forth in the applicable option or stock appreciation right agreement.

Vesting.    Each option or stock appreciation right shall vest in accordance with a schedule as determined by the administrator.

Transferability.    Options and stock appreciation rights are non-transferable except as provided in the option or stock appreciation right agreement. During the lifetime of the participant, the option or stock appreciation right may be exercised only by the participant.

Termination of Employment.    In the event a participant’s employment relationship with us or any of our subsidiaries is terminated other than for cause or as a result of death or disability, the vested portion of the option or stock appreciation right shall be exercisable for 90 days after the date of termination. In the event a participant’s employment relationship with us or any of our subsidiaries is terminated as a result of death or disability, the vested portion of the option or stock appreciation right shall be exercisable for 12 months after the date of termination. In the event a participant’s employment relationship with us or any of our subsidiaries is terminated for cause, the option or stock appreciation right shall immediately terminate and cease to be exercisable. In no event shall an option or stock appreciation right be exercisable after the expiration date of the option or stock appreciation right.

Acquisition of the Company.    The terms of an option or stock appreciation right agreement may provide for the full automatic vesting and exercisability of the option or stock appreciation right in the event we are acquired by sale, transfer of assets, merger or similar transaction.

Amendment and Termination of the 2003 Plan.    The board of directors may amend the 2003 Plan at any time or from time to time or may suspend or terminate it, without approval of the stockholders, except as required by law. However, no action by the board of directors or stockholders may alter or impair any option or stock appreciation right previously granted under the 2003 Plan.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview of Compensation Philosophy and Objectives

We operate in a very competitive, dynamic and challenging industry. Our compensation policy, as established by the compensation committee of our board of directors, is designed to attract, motivate and retain highly talented individuals who will contribute to our long-term success, reward our executive officers who contribute to our positive financial performance and provide a strong link between our executive officers’ compensation and long-term interests of our stockholders. We believe that our executive officers’ compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance and ultimately the management of the company by our executive officers. The various compensation levels for our executive officers are set based on the scope of their responsibilities and performance. Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain key personnel, while providing them incentives to maximize long-term value for our company and stockholders. We further believe that the executive officers’ total annual cash compensation should vary with the company’s performance and that the higher an executive officer’s level of responsibility within the company, the greater the percentage of such executive officer’s compensation should be tied to the company’s performance. However, notwithstanding the above principles, we rely upon judgment and not rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. The compensation committee has complete discretion over each element of our executive officers’ compensation.

The compensation committee, which is comprised solely of independent, non-employee board members, has the authority and responsibility to establish the overall compensation strategy for the company, including reviewing, analyzing and approving the compensation structure for our executive Chairman of the board, Chief Executive Officer, other executive officers and other key employees each year; and administer our incentive compensation and benefit plans, 401(k) plan and employee stock purchase plan. The compensation committee regularly updates the board of directors with respect to its undertakings in establishing the company’s overall compensation strategy. Messrs. Limon, Shamir and Silver were the members of the compensation committee in 2009, with Mr. Shamir acting as the Chairman.

Role of Chief Executive Officer and Compensation Consultants in Compensation Decisions

Mr. Ayalon, who was our Chief Executive Officer until July 2009 and is currently our Executive Chairman of the board, annually reviews the performance of each executive officer (other than himself). Mr. Ayalon’s assessment of the performance of each such executive officer, and the individual and corporate performance of each such executive officer and his conclusions thereon, including with respect to salary adjustments and annual award amounts, are then presented to the compensation committee in connection with the committee’s annual review of each executive officer’s total compensation. While the committee considers Mr. Ayalon’s recommendations, it independently evaluates the recommendations and makes all final compensation decisions.

Notwithstanding that Mr. Ayalon is now the Executive Chairman of the board, the compensation committee greatly values Mr. Aaylon’s insights about our people which he acquired over the 15 years of service on our board and as our Chief Executive Officer. As a result, the compensation committee will continue to solicit Mr. Ayalon’s assessment of the performance of each executive officer (other than himself) in connection with its annual review of each executive officer’s total compensation. Mr. Elyakim’s assessments and input as our Chief Executive Officer also will be solicited as appropriate.

Neither Messrs. Ayalon nor Elyakim makes any recommendations as to his own compensation and such decisions are made solely by the compensation committee.

The charter of the compensation committee authorizes the committee to engage the services of consultants to assist in the determination of our executive officers’ compensation. In 2009, the compensation committee directly engaged the services of Compensia, Inc., a compensation consultant, to provide the committee with certain comparative information of peer companies, and general observations, about the role of compensation committees in determining the elements and mix of compensation of executive officers and the level and scope of the committee’s discretion. Compensia did not directly recommend any amount or form of compensation for any executive officer. No member of the compensation committee has any affiliation with Compensia.

Principal Elements of Executive Compensation

Compensation of our executive officers consists of three principal components: base salary, bonus and long-term incentive compensation consisting of grants of stock options and stock appreciation rights. The overall compensation of our executive officers, including each element discussed above, is set by the compensation committee, in consultation with the board of directors, on a discretionary basis after an annual review by the compensation committee of each executive officer’s overall performance for the prior year and the overall performance of the company for the prior year. The compensation committee does not set specific goals for its executive officers to achieve, other than the general goals of positive financial results, growth of the company’s business and dutiful completion of responsibilities consistent with the position of the executive officers. The compensation committee does not follow a specific set of guidelines or formulas in determining the amount and mix of compensation elements for each executive officer.

Base Salary.    The base salaries of our executive officers are set by the compensation committee. When setting base salary levels, the compensation committee considers competitive market conditions for executive compensation, the company’s performance, the performance of the individual executive officer for the then completed year and any promotion or other change in job responsibility of the individual executive officer. The determination of the base salaries of the executive officers is discretionary; no specific goals are considered and no specific weigh is given to any particular goal achieved or any other factor by the compensation committee in its annual review. The base salaries of Messrs. Ayalon, Edan, Levy and Fogel were reduced in June 2009, and the base salary of Mr. Robertson was reduced in September 2009, all for the remainder of 2009 by ten percent from their respective 2008 amounts in consideration of market conditions and the company’s desire to reduce operating expenses.

In June 2009, Mr. Elyakim’s base salary was increased from 720,000 NIS (approximately $177,000) to 840,000 NIS (approximately $216,000), linked to the Israeli consumer price index, in connection with his relocation back to Israel from Hong Kong. In January 2010, the compensation committee approved an additional increase of Mr. Elyakim’s base salary to $260,000 (denominated in U.S. dollar), effective February 2010. In approving the increase, the compensation committee considered Mr. Elyakim’s performance as the company’s new Chief Executive Officer and the competitive market conditions for executives in similar roles within the same industries.

Bonus.    In consideration of the small size of our management team, the flexibility offered by a less formula-based bonus plan and the recognition that the long-term success of the company is achieved by the attainment of various strategic goals and not singular focus on specific financial metrics, the compensation committee annually evaluates the performance of, and set the cash bonuses payable to, our Executive Chairman, Chief Executive Officer and other executive officers based on a broad set of corporate and personal performance goals. The bonus amounts payable to our executive officers, if any, is at the complete discretion of the compensation committee. Nonetheless, the compensation committee considers a variety of factors when assessing whether a bonus is appropriate for a particular executive officer. The performance factors utilized by the compensation committee include the following: (1) changes in sales of our products and our profitability during the year; (2) our performance in penetrating new markets for our products; (3) our success in executing on our long-term strategic goals; (4) each executive officer’s overall individual performance in his position and his relative contribution to our corporate performance during the year; and (5) the desire of the board of directors to retain the executive officer in light of the level of competition for executive talent within the industry. With respect to the 2009 bonuses, the compensation committee also considered the difficult market conditions as a result of the global economic downturn, the significant adverse impact it had on the semiconductor industry and the company’s success in improving its gross margin and reducing its total operating expenses as a result of the dedicated efforts of its executive officers in cost containment and implementing operational efficiencies. The committee also considered that no cash bonuses were paid to any executive officer (other than Mr. Robertson) in 2008. No specific weigh was given to any particular goal achieved or any other factor. The compensation committee does not set a fixed minimum or maximum payout amount for any executive officer’s annual discretionary bonus.

Long-term Incentive Compensation.    Stock option grants and the grant of stock appreciation rights are made from time to time to our employees, including executive officers, whose contributions have or will have a significant impact on our long-term performance. We began to grant stock appreciation rights to our executive officers beginning in 2006 with a view to conserve the number of shares of our common stock authorized for issued under our various equity incentive plans. We believe that the grant of stock options and stock appreciation rights (1) align our executive officers’ interests with stockholder interests by creating a direct link between compensation and stockholder return; (2) give executive officers a significant, long-term interest in our success; and (3) help retain key executive officers in a competitive market for executive talent. We grant stock options and stock appreciation rights to our executive officers pursuant to our Amended and Restated 2001 Stock Incentive Plan (the “2001 Stock Plan”) and Amended and Restated 2003 Israeli Share Incentive Plan (the “2003 Stock Plan”). In 2009, we provided long-term awards to our executive officers through the grant of stock options and stock appreciation rights, which vest based on continued employment consistent with the general vesting schedules discussed below.

Compensation of Executive Chairman and Chief Executive Officer.    The compensation committee’s determination of Messrs. Ayalon and Elyakim’s remuneration generally was based upon methods consistent with those used for the other executive officers. The compensation committee additionally considered the following factors in evaluating the performance of, and setting the compensation for, each of Messrs. Ayalon and Elyakim: (1) changes in revenues and net income from the previous year; (2) changes in our market share as compared both to our industry peers and to the previous year; (3) changes in the stock price of our common stock as compared both to our industry peers and to the previous year; (4) his contribution to an enhanced research and development strategy in response to changing market trends; (5) his contribution to the hiring and retention of top management personnel; and (6) the time and effort that each individually applied in connection with the execution of his duties. With respect to the 2009 compensation for both Messrs. Ayalon and Elyakim, the compensation committee also considered the difficult market conditions as a result of the global economic downturn, the significant adverse impact it had on the semiconductor industry and the company’s success in improving its gross margin and reducing total operating expenses as a result of the leadership of both Messrs. Ayalon and Elyakim. With respect to Mr. Ayalon’s compensation, the compensation committee also considered the invaluable guidance and insight he provides to our Chief Executive Officer and his inputs on the strategic initiatives of the company in light of his deep understanding of our company, people and products and the semiconductor industry. The compensation committee believes that the salary and long-term incentive compensation paid to Messrs. Ayalon and Elyakim during 2009 were appropriate based on the above criteria.

Equity Incentive Programs

We intend that our equity incentive awards be the primary vehicle for offering long-term incentives and rewarding our executive officers and key employees. We also regard our equity incentive awards as a key retention tool. This is a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award.

Equity incentive awards are granted based upon the compensation committee’s annual review of each executive officer’s performance for the prior year. The size of each grant is generally set at a level that the compensation committee deems appropriate to create a meaningful opportunity for stock ownership, the individual’s position with the company and the individual’s potential for future responsibility and promotion. In the grant of awards, the compensation committee further considers the executive officer’s past performance, the total compensation being paid to the executive officer, the number of options or stock appreciation rights awarded to the executive officer during previous years and the vesting status of such options or rights, and the comparability with option or stock appreciation right grants made to our other executives officers and similarly situated executive officers at peer companies. All awards of stock options and stock appreciation rights are made at the market price at the time of the awards. The determination for the grant of equity incentive awards is discretionary; no specific goals are considered and no specific weigh is given to any particular goal achieved or any other factor by the compensation committee.

Stock Option Awards Granted.    We grant stock option awards to our executive officers and key employees based upon the criteria discussed above. However, there is no set formula for the granting of stock option awards to individual executive officers. Generally, stock options previously granted to our executive officers vest as to 25% of the grant on the first anniversary of the grant date with the remaining options vesting quarterly over the next three years and expiring seven years from the grant date. Stock options previously granted to Mr. Ayalon vest as to 25% of the grant on the grant date with the remaining options vesting annually over the next three years and expiring seven years from the grant date. Only Messrs. Elyakim and Robertson, among the executive officers, were granted stock options in 2009.

Stock Appreciation Right Awards Granted.    Due to the evolution of regulatory, tax and accounting treatment of equity incentive programs and because it is important for us to retain our executive officers and key employees, we realized that it is important that we explore the use of other forms of equity awards. During 2006, we began to grant our executive officers stock appreciation rights, capped with a ceiling. The stock appreciation right confers upon our executive officers the right to stock appreciation over a preset price during a specified period of time. When the stock appreciation right is exercised, the appreciation amount is paid by the issuance of shares of our common stock. For stock appreciation right awards granted prior to 2009, the maximum number of shares of our common stock issuable upon exercise of the stock appreciation right award equaled 50% of the number of stock appreciation rights granted. With respect to the stock appreciation right awards granted in 2009 to our executive officers, the maximum number of shares of our common stock issuable upon exercise of the stock appreciation right award equaled 75% of the number of stock appreciation rights granted. The change to the ceiling percentage was implemented in 2009 in recognition of the unprecedented market conditions in late 2008 and 2009 that drove down the stock price of the company’s stock significantly which resulted in approximately half of the outstanding equity awards to executive officers being out of the money. Stock appreciation rights granted to our executive officers generally vest as to 25% of the grant on the first anniversary of the grant date with the remaining stock appreciation rights vesting quarterly over the next three years and expiring seven years from the date of grant. Stock appreciation rights granted to Mr. Ayalon vest as to 25% of the grant on the grant date with the remaining stock appreciation rights vesting annually over the next three years and expiring seven years from the date of grant. Grant of stock appreciation rights to our executive officers are generally made based upon the criteria discussed above. However, there is no set formula for the grant of stock appreciation rights to individual executive officers. During 2009, 2,394,700 stock appreciation right units were granted to our employees. Our Named Executive Officers received 550,000 stock appreciation right units or 23% of the total stock appreciation right units granted in 2009.

In January 2010, the compensation committee granted stock appreciation right awards to our executive officers with a ceiling such that the maximum number of shares of our common stock issuable upon exercise of the stock appreciation right award equals 67% of the number of stock appreciation rights granted.

Timing of Grants.    Equity incentive awards to our executive officers and other key employees are typically granted annually in conjunction with the compensation committee’s review of their individual performance during the prior year. Options and stock appreciation rights are not necessarily granted to each employee every year. Grants of stock options and/or stock appreciation rights to newly hired executive officers who are eligible to receive them generally are made at the next regularly scheduled compensation committee or board meeting following their hire date.

Stock Ownership Guidelines.    We do not current require our executive officers and members of our board to own a minimum number of shares of our common stock. The compensation committee is satisfied that stock and option holdings among our executive officers and directors are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders.

Retirement Benefits and Perquisites

We do not offer any retirement benefits to our Israeli-based executive officers except for social benefits required pursuant to Israeli labor laws, or are common practice in Israel and are generally available to all Israeli employees. Specifically, based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment for any reason, including retirement, based on the most recent monthly salary of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance fund to pay for this future liability owed to Israeli employees upon termination of their employment. In addition, we make a payment of 5% of each employee’s monthly base salary to another insurance fund, which accrued amount may be withdrawn by the employee after retirement or, subject to various tax restrictions in Israel, after leaving our employment. We generally provide all of our Israeli employees with a car for business-related purposes and pay the associated expenses. Also, as is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary) for the benefit of each employee’s study and training purposes. The amounts of the above referenced benefits contributed by us to each of the Named Executive Officers in 2009 are specified in the summary compensation table on page 25 of the proxy statement.

With respect to Mr. Robertson, our President, who is based on Switzerland, we pay half of the contributions to AHV (Old Age and Survivors’ Insurance), IV (Invalidity Insurance), EO (Loss of Earnings) and ALV (Unemployment Insurance) on Mr. Robertson’s behalf and he pays the other half of the contributions. Mr. Robertson also participates in our Swiss pension plan, which was formerly the NXP Semiconductors Switzerland AG pension plan that was transferred to us in connection with our acquisition of the cordless and VoIP terminals business of NXP B.V. in September 2007. The contributions and the benefits under the Swiss pension plan are determined by the rules and regulations in force at any given time of the relevant pension plan. We do not offer Mr. Robertson any retirement benefits that are not generally available to our Swiss employees in a managerial function. The amounts of the above referenced benefits contributed by us to Mr. Robertson in 2009 are specified in the summary compensation table on page 25 of the proxy statement.

We currently do not provide any material benefits to our executive officers that are not generally available to our employees.

Post-Termination Protection

The compensation committee also recognizes that, from time to time, it is appropriate to enter into agreements with certain key employees to ensure that we continue to retain their services and to promote stability and continuity within our company. We have entered into employment agreements with our Named Executive Officers. The varied terms of their employment agreements reflect the importance of retaining their services and their potential contributions to the attainment of our long-term goals. Their employment agreements are described starting on page 29 of the proxy statement.

Financial Restatements

The compensation committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash- or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our compensation committee believes that this issue is best addressed when the need actually arises, when all of the facts regarding the restatement are known.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the company’s executive officers. The limitation applies only to compensation which is not considered to be performance-based. Only our 2001 Stock Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under the plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Generally, our executive officers are granted stock options and stock appreciation rights under the 2001 Stock Plan and the 2003 Stock Plan. The compensation committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant. The compensation committee also reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when the committee believes that such payments are appropriate and in the best interests of our stockholders, after taking into account changing business conditions or the executive officer’s performance. In addition, the compensation committee cannot ensure that compensation intended to qualify for deductibility under Section 162(m) will in fact be deductible because: (1) a number of requirements must be satisfied in order for the compensation to qualify; and (2) uncertainties as to the application and interpretation surrounding this section currently exist.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this report.

Submitted by the compensation committee:

Zvi Limon

Yair Shamir

Louis Silver

2009 Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by or paid to our Executive Chairman of the Board of Directors, principal executive officer, principal financial officer and the other executive officers whose total compensation in fiscal year 2009 exceeded $100,000 for the periods presented. We refer to these executive officers as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($) (5)	Option Awards ($) (6)	All Other Compensation ($) (7)	Total ($)
Eliyahu Ayalon (1) Chairman of the Board	2009	330,000	100,000	592,850	121,700	1,144,550
	2008	350,000	—	795,274	139,175	1,284,449
	2007	350,000	290,000	728,383	139,480	1,507,863

Ofer Elyakim (2)* Chief Executive Officer	2009	211,000	100,000	303,708	149,500	764,208
	2008	—	—	—	—	—
	2007	—	—	—	—	—

Brian Robertson (3)** President	2009	267,880	119,294	169,463	88,217	644,854
	2008	289,518	170,103	—	93,768	553,389
	2007	130,000	—	228,695	34,726	393,421

Boaz Edan (4)*** Chief Operating Officer	2009	217,000	—	348,164	76,600	641,764
	2008	246,806	—	458,944	80,642	786,392
	2007	192,454	150,000	525,957	68,268	936,679

Dror Levy*** Chief Financial Officer and Secretary	2009	172,400	55,000	228,534	74,500	530,434
	2008	183,094	—	273,784	86,875	543,753
	2007	142,604	90,000	304,999	61,125	598,728

Eli Fogel*** Senior Vice President and Chief Technology Officer	2009	186,000	45,000	180,682	71,100	482,782
	2008	211,548	—	273,784	86,463	571,795
	2007	173,105	90,000	304,999	70,964	639,068

(1)	Mr. Ayalon was our Chief Executive Officer from 1996 to April 2005 and resumed such position again from January 2006 to July 2009. From November 22, 2008 to February 10, 2009, Mr. Ayalon took a temporary leave of absence in performing the functions of Chief Executive Officer to take on the position of Chair of the Likud Campaign Committee for the Israel Knesset election. Mr. Ayalon is currently our Executive Chairman of the Board of Directors.
(2)	Mr. Elyakim was appointed our President of South East Asia Operations and Director of Investor Relations, an executive officer position, in February 2009. He became our Chief Executive Officer in July 2009. Since Mr. Elyakim became a Named Executive Officer only in 2009, no 2007 or 2008 compensation amounts are provided.
(3)	Mr. Robertson became our President on October 31, 2007.
(4)	As previously disclosed, Mr. Edan’s employment with the company will terminate on May 31, 2010.
(5)	Represents the bonus amounts awarded to Messrs. Ayalon, Elyakim, Levy and Fogel in 2009 and 2007 at the discretion of the compensation committee of the board of directors. No bonus was awarded to Mr. Edan in 2009 and no bonuses were awarded to the executive officers, other than Mr. Robertson, in 2008. The bonus amount paid in 2008 to Mr. Robertson represented a 2008 performance bonus of $25,000 at the discretion of the board of directors, as well as payments made pursuant to the retention bonus arrangements set forth in his employment agreement, which is discussed in further detail on page 30 of the proxy statement. The bonus amount paid in 2009 to Mr. Robertson represented a 2009 performance bonus of $30,000 at the discretion of the compensation committee of the board of directors, as well as a payment of $89,294 made pursuant to the retention bonus arrangements set forth in his employment agreement, which is discussed in further detail on page 30 of the proxy statement.

(6)	The amounts shown in this column do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts represent the aggregate grant date fair value of the awards.
(7)	See the table captioned “2009 All Other Compensation” below for greater detail.
*	Mr Elyakim’s base salary from January 2009 to May 2009 was denominated in Hong Kong Dollars (HKD) as he was relocated to Hong Kong. From June 2009 to December 2009, his base salary was denominated in New Israeli Shekel (NIS) when he relocated back to Israel. The HKD and NIS amounts are translated into U.S. dollar at the average annual exchange rate of HKD and NIS, as applicable, into U.S. dollar.
**	Mr. Robertson’s base salary is denominated in Swiss Franc (CHF). The CHF amounts are translated into U.S. dollar at the average annual exchange rate of CHF into U.S. dollar.
***	Messrs. Edan, Levy and Fogel’s base salaries are denominated in New Israeli Shekel (NIS). The NIS amounts are translated into U.S. dollar at the average annual exchange rate of NIS into U.S. dollar.

2009 All Other Compensation

The following table sets forth all other compensation awarded to, earned by or paid to each of our Named Executive Officers during fiscal year 2009. The NIS amounts relating to the 2009 all other compensation for Messrs. Ayalon, Elyakim, Edan, Levy and Fogel are translated into U.S. dollar at the average annual exchange rate of NIS into U.S. dollar. The Swiss Franc (CHF) amounts relating to the 2009 all other compensation for Mr. Robertson are translated into U.S. dollar at the average annual exchange rate of CHF into U.S. dollar.

Name	Israeli Social Benefits (1)	Car Allowance (2)	Education Fund (3)	Vacation (4)	Social Security Payments (5)	Disability Insurance Payments (6)	HK-Related Allowances (7)	Other (8)	Total ($)
Eliyahu Ayalon	44,000	34,300	25,000	—	8,800	8,200	—	1,400	121,700
Ofer Elyakim	17,000	12,200	10,000	27,000	6,200	1,400	75,000	700	149,500
Boaz Edan	29,000	20,000	16,000	—	8,800	1,300	—	1,500	76,600
Dror Levy	23,000	25,500	13,000	2,600	7,900	1,200	—	1,300	74,500
Eli Fogel	25,000	19,000	14,000	2,000	8,200	1,100	—	1,800	71,100

(1)	Based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment by the employer for any reason, including retirement, based on the most recent monthly base salary of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance fund to pay for this future liability payable to our employees upon termination of their employment. In addition, we make a payment of 5% of each employee’s monthly base salary to another insurance fund, which accrued amount may be withdrawn by the employee after retirement or, subject to various tax restrictions in Israel, after leaving our employment. The amounts represent the above referenced contributions we made on behalf of each of the Named Executive Officers in 2009.
(2)	We generally provide all of our Israeli employees with a car for business-related purposes and pay the associated expenses.
(3)	As is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary) for the benefit of each employee’s study and training purposes, which amounts contributed by us to each of the Named Executive Officers in 2009 are as specified.
(4)	Represents the dollar value of any positive difference between the vacation days to which the Named Executive Officer is entitled in 2009 and the vacation days used by such Named Executive Officer in 2009.
(5)	Represents payments we made to the Israeli government that the employees will receive in the event of unemployment or other disability.
(6)	As is customary in Israel, we make a payment of up to 2.5% of each employee’s monthly base salary to cover employer liability associated with employment disability.
(7)

In connection with Mr. Elyakim’s relocation from Israel to Hong Kong in connection with his appointment as Senior Vice President and President of South East Asia Operations, he was provided an accommodation allowance, an education allowance for his children and eligibility to participate in our Hong Kong subsidiary’s retirement benefits scheme which all of the employees of our Hong Kong subsidiary are eligible to participate. Mr. Elyakim is no longer eligible for these Hong Kong-related allowances after his relocation back to Israel.

(8)	Represents tax reimbursements and convalescence pay.

Name	Pension Fund Contributions ($) (1)	Car Allowance ($) (2)	Vacation (3)	Insurance Contributions (4)	Other (5)	Total ($)
Brian Robertson	25,004	23,325	6,417	20,614	12,857	88,217

(1)	Mr. Robertson participates in our Swiss pension plan, which was formerly the NXP Semiconductors Switzerland AG pension plan that was transferred to us in connection with our acquisition of the cordless and VoIP terminals business of NXP B.V. in September 2007. The contributions and the benefits under the Swiss pension plan are determined by the rules and regulations in force at any given time of the relevant pension plan.
(2)	We generally provide to Swiss employees above a certain managerial level with a car for business-related purposes and pay the associated expenses.
(3)	Represents the dollar value of the difference between the vacation days to which Mr. Robertson was entitled in 2009 and the vacation days used by Mr. Robertson in 2009.
(4)	Represents half of the contributions we made to AHV (Old Age and Survivors’ Insurance), IV (Invalidity Insurance), EO (Loss of Earnings) and ALV (Unemployment Insurance) on Mr. Robertson’s behalf. Mr. Robertson pays the other half of the contributions.
(5)	Represents travel expense allowance.

2009 Grants of Plan Based Awards

The following table sets forth each equity award granted to our Named Executive Officers during fiscal year 2009.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (1)		Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold (#)	Target (#)	Maximum (#)
Eliyahu Ayalon	2/2/2009						187,500	(1)	5.97	5.97	592,850
Ofer Elyakim	2/2/2009						120,000	(2)	5.97	5.97	303,708
Brian Robertson	2/2/2009						70,000	(3)	5.97	5.97	169,463
Boaz Edan	2/2/2009						105,000	(1)	5.97	5.97	348,164
Dror Levy	2/2/2009						67,500	(1)	5.97	5.97	228,534
Eli Fogel	2/2/2009						52,500	(1)	5.97	5.97	180,682

(1)	Represents shares underlying stock appreciation right units made pursuant to our Amended and Restated 2003 Israeli Share Incentive Plan. Stock appreciation rights granted to our executive officers generally vest as to 25% of the grant on the first anniversary of the grant date with the remaining stock appreciation rights vesting quarterly over the next three years and expiring seven years from the date of grant. Stock appreciation rights granted to Mr. Ayalon vest as to 25% of the grant on the grant date with the remaining stock appreciation rights vesting annually over the next three years and expiring seven years from the date of grant. When the vested stock appreciation rights granted in 2009 are exercised, the number of underlying shares that may be received upon exercise cannot exceed 75% of the number of stock appreciation right units granted. For example, a stock appreciation right grant of 100,000 units to Mr. Ayalon is exercisable for up to 75,000 shares of our common stock.
(2)	Represents an option grant in 2009 from the 1998 Non-Officer Employee Stock Option Plan.

(3)	Represents an option grant in 2009 from the 2001 Stock Incentive Plan.
(4)	Represents the fair value of the stock appreciation rights as of the date they were granted, computed in accordance with FASB ASC 718 but disregarding adjustments for forfeiture assumptions. For a discussion of valuation assumptions under FASB ASC 718, see Note 12 to our 2009 Consolidated Financial Statements included in our 2009 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table sets forth information concerning unexercised options and stock appreciation rights held by each of our Named Executive Officers as of December 31, 2009. None of our Named Executive Officers had any stock awards outstanding at fiscal year-end 2009.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (4)	Option Expiration Date (5)(6)
	Exercisable		Unexercisable
Eliyahu Ayalon	125,000	(1)	—		—	24.16	12/04/2010
	110,000	(1)	—			23.88	07/04/2012
	40,000	(2)	—			28.59	4/05/2013
	37,500	(2)	12,500	(2)		21.7	1/24/2014
	55,000	(2)	55,000	(2)		10.23	1/30/2015
	46,875	(2)	140,625	(2)		5.97	2/02/2016

Ofer Elyakim	23,443	(1)	1,557	(1)	—	27.36	2/07/2013
	5,158	(2)	2,342	(2)		21.7	1/24/2014
	16,407	(2)	21,093	(2)		10.23	1/30/2015
	—		120,000	(3)		5.97	2/02/2016

Brian Robertson	25,000	(1)	25,000	(1)	—	15.79	10/31/2014
	—		70,000	(1)		5.97	2/02/2016

Boaz Edan	75,000	(1)	—		—	24.16	12/04/2010
	54,000	(1)	—			23.88	7/04/2012
	26,250	(2)	3,750	(2)		28.59	4/05/2013
	24,062	(2)	10,938	(2)		21.7	1/24/2014
	26,250	(2)	33,750	(2)		10.23	1/30/2015
	—		105,000	(2)		5.97	2/02/2016

Dror Levy	21,250	(1)	—		—	22.42	5/13/2010
	15,000	(1)	—			23.88	7/04/2012
	8,750	(2)	1,250	(2)		28.59	4/05/2013
	13,750	(2)	6,250	(2)		21.7	1/24/2014
	15,312	(2)	19,688	(2)		10.23	1/30/2015
	—		67,500	(2)		5.97	2/02/2016

Eli Fogel	11,250	(1)	—		—	21.8	7/11/2010
	90,000	(1)	—			24.4	7/21/2010
	27,000	(1)	—			23.88	7/04/2012
	17,500	(2)	2,500	(2)		28.59	4/05/2013
	13,750	(2)	6,250	(2)		21.7	1/24/2014
	15,312	(2)	19,688	(2)		10.23	1/30/2015
	—		52,500	(2)		5.97	2/02/2016

(1)	Represents shares underlying stock options granted pursuant to our Amended and Restated 1991 Employee and Consultant Stock Plan, Amended and Restated 1998 Non-Officer Employee Stock Option Plan, Amended and Restated 2001 Stock Incentive Plan and Amended and Restated 2003 Israeli Share Incentive Plan.
(2)	Represents shares underlying stock appreciation rights granted pursuant to our Amended and Restated 2003 Israeli Share Incentive Plan.
(3)	Represents shares underlying stock option award granted pursuant to our 1998 Non-Officer Employee Stock Option Plan.
(4)	All stock options and stock appreciation rights were granted at fair market value on the grant date, as reported on NASDAQ.
(5)	Stock appreciation rights granted to our executive officers generally vest as to 25% of the grant on the first anniversary of the grant date with the remaining stock appreciation rights vesting quarterly over the next three years and expiring seven years from the date of grant. Stock appreciation rights granted to Mr. Ayalon vest as to 25% of the grant on the grant date with the remaining stock appreciation rights vesting annually over the next three years and expiring seven years from the date of grant. The table sets forth the number of units granted pursuant to a stock appreciation right award. When the vested stock appreciation rights granted prior to 2009 are exercised, the number of underlying shares that may be received upon exercise cannot exceed 50% of the number of stock appreciation right units granted. When the vested stock appreciation rights granted in 2009 are exercised, the number of underlying shares that may be received upon exercise cannot exceed 75% of the number of stock appreciation right units granted.
(6)	Stock options granted to our executive officers generally vest as to 25% of the grant on the first anniversary of the grant date with the remaining options vesting quarterly over the next three years and expiring seven years from the grant date. Stock options previously granted to Mr. Ayalon vest as to 25% of the grant on the grant date with the remaining options vesting annually over the next three years and expiring seven years from the grant date.

2009 Option Exercises and Stock Vested

None of our Named Executive Officers exercised any options or stock appreciation rights during fiscal year 2009. None of our Named Executive Officers has received any stock awards and therefore no shares were acquired upon vesting of any stock awards.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans to our Named Executive Officers.

Employment Agreements

Each of our Named Executive Officers has a written employment agreement with us.

In April 1996, Mr. Ayalon entered into an employment agreement with DSP Group, Ltd., our wholly-owned subsidiary in Israel (“DSP Israel”), pursuant to which Mr. Ayalon was to serve as our President and Chief Executive Officer. The term of the agreement is indefinite. Effective January 1, 2003, Mr. Ayalon’s annual salary was increased to $350,000, subject to adjustment from time to time. In June, Mr. Ayalon’s base salary was reduced for the remainder of 2009 by ten percent from his 2008 base salary amounts in consideration of market conditions and the company’s desire to reduce operating expenses. Mr. Ayalon is also entitled to an annual bonus, the amount of which is determined in the sole discretion of the compensation committee of our board of directors. The agreement may be terminated by us or Mr. Ayalon, without cause, upon a six-month advance written notice. Mr. Ayalon’s employment agreement was amended in November 1997 to provide for the following: (i) Mr. Ayalon’s base compensation shall be fixed at the commencement of each year, but shall not be subject to reduction during the term of the agreement, (ii) if Mr. Ayalon terminates the agreement without good reason or if we terminate the agreement for cause, then no further payments shall be made to Mr. Ayalon pursuant to the agreement and he shall be subject to a one-year prohibition against competition in addition to the customary prohibitions against disclosure of trade secrets, (iii) upon our change of control or if the agreement is terminated by Mr. Ayalon for good reason or by us without cause, then all rights of Mr. Ayalon under the agreement would continue for two years and all options held by Mr. Ayalon shall accelerate and immediately vest and be exercisable in whole or in part at any time during the remaining two-year term of the agreement, and (iv) in the event of death or permanent disability of Mr. Ayalon, all options shall accelerate and immediately vest. The board further amended Mr. Ayalon’s agreement in November 1999 to provide that if Mr. Ayalon terminates the agreement voluntarily at any time, provided that he gives a 12-months advance written notice, then all rights of Mr. Ayalon under the agreement would continue during the notice period and for an additional two years and all options held by Mr. Ayalon shall be fully vested six months after the date of the notice. Additionally, these amendments provide that all vested options held by Mr. Ayalon upon the date of his cessation of employment with us for any reason shall be exercisable for a period of two years. On October 27, 2009, we entered into an amendment to Mr. Ayalon’s employment agreement pursuant to which in the event Mr. Ayalon desires to terminate his employment agreement without good reason (as defined in the employment agreement), he will have to notify us six months in advance and then all of his rights under the employment agreement would continue during the six-month notice period plus two years. All options held by Mr. Ayalon would accelerate and immediately vest 6 months following the date of such notice and be exercisable in whole or in part at any time from the date of the vesting of the options for a period of two years.

In connection with Mr. Elyakim’s appointment as Senior Vice President and President of South East Asia Operations of the company, effective May 1, 2008, Mr. Elyakim entered into an employment agreement, dated as of April 16, 2008, with DSP Group HK Ltd, our Hong Kong subsidiary. The employment agreement was not modified in connection with Mr. Elyakim’s appointment as the Chief Executive Officer in July 2009, other than the employer was changed to DSP Israel. In June 2009, Mr. Elyakim’s base salary was increased to 840,000 NIS (approximately $216,000), linked to the Israeli consumer price index, in connection with his relocation back to Israel from Hong Kong. In January 2010, the compensation committee approved an increase to Mr. Elyakim’s salary to $260,000 annually, denominated in U.S. dollar, effective February 2010. Mr. Elyakim is entitled to an annual bonus, the amount of which is determined in the sole discretion of the compensation committee of our board of directors. Mr. Elyakim’s employment agreement does not provide for any additional compensation in the event of termination of his employment or the change in control of our company.

In connection with Mr. Robertson’s initial employment as Vice President & BL Manager, Cordless & Internet Protocol Terminals after our acquisition of the cordless and VoIP terminals business of NXP B.V., he entered into an employment agreement with DSP Group Switzerland AG, our Swiss subsidiary (“DSP Switzerland”), effective September 1, 2007. The agreement remains unchanged notwithstanding Mr. Robertson’s appointment as our President. The agreement provides for a fixed salary of CHF 312,531.25 (the “Annual Salary”) to be paid in 13 monthly installments. In September 2009, Mr. Robertson’s base salary was reduced for the remainder of 2009 by ten percent from his 2008 base salary amounts in consideration of market conditions and the company’s desire to reduce operating expenses. Mr. Robertson is entitled to an annual bonus, the amount of which is determined in the sole discretion of the compensation committee of our board of directors. In connection with Mr. Robertson’s initial employment, he was entitled to a one-time performance bonus of 80% of the Annual Salary (the “Performance Bonus”) payable as follows: (1) an amount equal to 40% of the Annual Salary was payable on September 1, 2008; and (2) an amount equal to the remaining 40% of the Annual Salary was payable in four equal installments on the last day of each completed quarter thereafter. Each payment of Performance Bonus was payable only if Mr. Robertson had not resigned from DSP Switzerland and DSP Switzerland had not terminated his employment for a justified reason at the time that any payment of Performance Bonus was due. Mr. Robertson’s employment with us may be terminated at any time by either party and for any reason upon three months prior notice.

In May 1999, Mr. Edan entered into an employment agreement with DSP Israel, pursuant to which Mr. Edan was to serve as our Vice President of Operations. In October 2002, Mr. Edan became our Chief

Operating Officer. In May 2007, the compensation committee determined to restate Mr. Edan’s base salary in NIS, the Israeli currency, and link annual base salary increases to the Israeli consumer prices index. Also as of May 2007, Mr. Edan’s annual salary was increased to 840,000 NIS, subject to adjustment from time to time. In June 2009, Mr. Edan’s base salary was reduced for the remainder of 2009 by ten percent from his 2008 base salary amounts in consideration of market conditions and the company’s desire to reduce operating expenses. The term of the agreement is indefinite. Mr. Edan also is entitled to an annual bonus, the amount of which is determined in the sole discretion of the compensation committee of our board of directors. The agreement may be terminated by us or Mr. Edan upon 90 days advance written notice. However, we have the right to terminate Mr. Edan’s employment without prior notice. In such a case, Mr. Edan shall be paid the amount due to him under the prior notice period at the rate of his then current salary for such period. In July 2003, we agreed to amend all of Mr. Edan’s outstanding option agreements to provide that in the event of his termination by us without cause, all of his options would vest upon termination and could be exercised for a period of two years following termination. Also, in the event Mr. Edan’s employment was terminated because of his death or permanent disability, all of his options would accelerate and immediately vest. Pursuant to a separation agreement we entered into with Mr. Edan, effective on November 30, 2009, his employment with us will terminate on May 31, 2010. Until such time, Mr. Edan would continue to receive his current monthly salary up to and through May 2010. In addition, all equity awards previously granted to Mr. Edan would accelerate and fully vest on May 31, 2010 and he would have until May 31, 2012 to exercise such equity awards. Also pursuant to the separation agreement, Mr. Edan agreed to comply with specified noncompetition and non-solicitation covenants until May 31, 2013, as well as a specified non-disparagement covenant.

In June 2002, in connection with Mr. Levy’s initial employment as our Controller, he entered into an employment agreement with DSP Israel. No further agreement was entered into with Mr. Levy when he became our Chief Financial Officer. In July 2008, Mr. Levy’s annual salary was increased to 720,000 NIS, subject to adjustment from time to time. In June 2009, Mr. Levy’s base salary was reduced for the remainder of 2009 by ten percent from his 2008 base salary amounts in consideration of market conditions and the company’s desire to reduce operating expenses. Mr. Levy also is entitled to an annual bonus, the amount of which is determined in the sole discretion of the compensation committee of our board of directors. Mr. Levy is employed at will. However, if we wish to terminate his employment but fails to provide him with a three-months advance written notice, Mr. Levy would be entitled to receive an amount equal to three-months of his then-effective salary. Further, if Mr. Levy’s employment is terminated for specified reasons (as defined in the employment agreement), in accordance with Israeli law, he would be entitled to a severance pay of one month for each year of employment. Mr. Levy’s employment agreement does not provide for any additional compensation in the event of termination of his employment or the change in control of our company.

In July 2003, Mr. Fogel entered into an employment agreement with DSP Israel, pursuant to which Mr. Fogel was to serve as our Senior Vice President and Chief Technology Officer. The term of the agreement is indefinite. In May 2007, the compensation committee determined to restate Mr. Fogel’s base salary in NIS, the Israeli currency, and link annual base salary increases to the Israeli consumer prices index. Also as of May 2007, Mr. Fogel’s annual salary was increased to 720,000 NIS, subject to adjustment from time to time. In June 2009, Mr. Fogel’s base salary was reduced for the remainder of 2009 by ten percent from his 2008 base salary amounts in consideration of market conditions and the company’s desire to reduce operating expenses. Mr. Fogel also is entitled to an annual bonus, the amount of which is determined in the sole discretion of the compensation committee of our board of directors. The agreement may be terminated by us or Mr. Fogel upon two-month advance written notice. However, if we wish to terminate his employment but fails to provide him with a two-month advance written notice, Mr. Fogel would be entitled to receive an amount equal to two-months of his then-effective salary. Further, if Mr. Fogel’s employment is terminated for specified reasons (as defined in the employment agreement), in accordance with Israeli law, he would be entitled to a severance pay of one month for each year of employment. Mr. Fogel’s employment agreement does not provide for any additional compensation in the event of termination of his employment or the change in control of our company.

Potential Payments Upon Termination or Change of Control

The following table sets forth the amount of compensation to each of Messrs. Ayalon, Elyakim, Robertson, Edan, Levy and Fogel in the event termination of such executive officer’s employment or a change in control of our company occurred as of December 31, 2009.

Name: Eliyahu Ayalon	Termination for Cause ($)	Voluntary Termination by Employee After Provision of Requisite Notice ($)	Termination upon Death of Employee ($)	Termination w/o Cause or for Good Reason ($)	Upon a Change in Control ($)
Base Salary	—	963,801	—	963,801	963,801
Vested and Unvested Options/SARs (1)	—	—	—	—	—
Accrued Vacation Pay	14,716	14,716	14,716	14,716	14,716
Total	14,716	978,517	14,716	978,517	978,517

(1)	As of December 31, 2009 (the last trading day of fiscal 2009), Mr. Ayalon had no “in-the-money” options or SARs outstanding.

Name: Ofer Elyakim	Termination for Cause ($)	Termination After Provision of Requisite Notice ($)	Termination w/o Provision of Requisite Notice ($)	Termination upon Death of Employee ($)
Base Salary	—	—	114,188	—
Vested and Unvested Options (1)	—	—	—	—
Accrued Vacation Pay	9,446	9,446	9,446	9,446
Total	9,446	9,446	123,634	9,446

(1)	As of December 31, 2009 (the last trading day of fiscal 2009), Mr. Elyakim had no “in-the-money” options or SARs outstanding.

Name: Brian Robertson	Termination for Cause ($)	Termination After Provision of Requisite Notice ($)	Termination w/o Provision of Requisite Notice ($)	Termination upon Death of Employee ($)
Base Salary	—	66,969	—	—
Vested and Unvested Options (1)	—	—	—	—
Accrued Vacation Pay	6,418	6,418	6,418	6,418
Total	6,418	73,387	6,418	6,418

(1)	As of December 31, 2009 (the last trading day of fiscal 2009), Mr. Robertson had no “in-the-money” options outstanding.

Name: Boaz Edan	Termination for Cause ($)	Termination by Company After Provision of Requisite Notice ($) (2)	Termination by Company w/o Provision of Requisite Notice ($)	Termination upon Death of Employee ($)	Termination w/o Cause ($)
Base Salary	—	119,434	—	—	—
Vested and Unvested Options/SARs (1)	—	—	—	—	—
Accrued Vacation Pay	0	—	—	—	—
Total	0	119,434	—	0	0

(1)	As of December 31, 2009 (the last trading day of fiscal 2009), Mr. Edan had no “in-the-money” options outstanding.
(2)

Pursuant to a separation agreement we entered into with Mr. Edan, effective on November 30, 2009, his employment with us will terminate on May 31, 2010. Until such time, Mr. Edan would continue to receive his current monthly salary up to and through May 2010. In addition, all equity awards previously granted to

Mr. Edan would accelerate and fully vest on May 31, 2010 and he would have until May 31, 2012 to exercise such equity awards. However, as noted above, as of December 31, 2009, Mr. Edan had no “in-the-money” options or SARs outstanding.

Name: Dror Levy	Termination for Cause ($)	Termination After Provision of Requisite Notice ($)	Termination w/o Provision of Requisite Notice ($)	Termination upon Death of Employee ($)
Base Salary	—	—	42,914	—
Vested and Unvested Options/SARs (1)	—	—	—	—
Accrued Vacation Pay	32,185	32,185	32,185	32,185
Total	32,185	32,185	75,099	32,185

(1)	As of December 31, 2009 (the last trading day of fiscal 2009), Mr. Levy had no “in-the-money” options or SARs outstanding.

Name: Eli Fogel	Termination for Cause ($)	Termination After Provision of Requisite Notice ($)	Termination w/o Provision of Requisite Notice ($)	Termination upon Death of Employee ($)
Base Salary	—	—	31,388	—
Vested and Unvested Options/SARs (1)	—	—	—	—
Accrued Vacation Pay	34,598	34,598	34,598	34,598
Total	34,598	34,598	65,986	34,598

(1)	As of December 31, 2009 (the last trading day of fiscal 2009), Mr. Fogel had no “in-the-money” options or SARs outstanding.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the company as well as the skill-level we require of members of our board. We do not currently have a minimum share ownership requirement for our directors.

Cash Compensation Paid to Board Members

Directors who are also employees do not receive any additional compensation for their services as directors. Directors who are not employees receive an annual retainer of $32,000, payable in quarterly installments of $8,000 each. The retainer contemplates attendance at four board meetings per year. Additional board meetings of a face-to-face nature are compensated at a rate of $1,000 per meeting. In addition, committee meetings of a face-to-face nature and on a telephonic basis are compensated at a rate of $1,000 per meeting. All directors are reimbursed for expenses incurred in connection with attending board and committee meetings.

Stock Option Program

Each of our non-employee directors is also entitled to participate in our 1993 Director Stock Option Plan. The director option plan provides for the grant of non-statutory options to our non-employee directors. The director option plan is designed to work automatically; however, to the extent administration is necessary, it will be provided by our board of directors. The director option plan provides that each eligible director is granted an option to purchase 30,000 shares of our common stock on the date on which he first becomes a director (the “First Option”). Thereafter, each non-employee director is granted a subsequent option to purchase 15,000 shares of our common stock on January 1 of each year if, on such date, he shall have served on our board of directors for at least six months (a “Subsequent Option”). In addition, an additional option to purchase 15,000 shares of our common stock (a “Committee Option”) is granted on January 1 of each year to each non-employee director for each committee of the board on which he shall have served as a chairperson for at least six months.

The following table sets forth the compensation paid to each of our non-employee directors during fiscal year 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Total ($)
Mark Hamersma (2)	8,000		—	8,000
Zvi Limon (3)	36,000		115,854	151,854
Yair Seroussi (4)	38,000		57,927	95,927
Yair Shamir (5)	37,000		115,854	152,854
Louis Silver (6)	33,000		115,854	148,854
Patrick Tanguy (7)	38,000		57,927	95,927
Avigdor Willenz (8)	33,000		57,927	90,927

(1)	The amounts shown in this column do not reflect compensation actually received by the directors. Instead, the amounts represent the aggregate grant date fair value of the awards
(2)	Mr. Hamersma resigned from our board in March 2009. He did not have any exercisable options at the time of his resignation.
(3)	On January 1, 2009, Mr. Limon was granted a Subsequent Option (15,000) and a Committee Option (15,000), each at an exercise price of $8.02 per share under the 1993 Director Stock Option Plan. As of December 31, 2009, Mr. Limon had outstanding stock options to purchase 309,317 shares of our common stock.
(4)	On January 1, 2009, Mr. Seroussi was granted a Subsequent Option (15,000) at an exercise price of $8.02 per share under the 1993 Director Stock Option Plan. As of December 31, 2009, Mr. Seroussi had outstanding stock options to purchase 105,000 shares of our common stock.

(5)	On January 1, 2009, Mr. Shamir was granted a Subsequent Option (15,000) and a Committee Option (15,000), each at an exercise price of $8.02 per share under the 1993 Director Stock Option Plan. As of December 31, 2009, Mr. Shamir had outstanding stock options to purchase 202,651 shares of our common stock.
(6)	On January 1, 2009, Mr. Silver was granted a Subsequent Option (15,000) and a Committee Option (15,000), each at an exercise price of $8.02 per share under the 1993 Director Stock Option Plan. As of December 31, 2009, Mr. Silver had outstanding stock options to purchase 199,302 shares of our common stock.
(7)	On January 1, 2009, Mr. Tanguy was granted a Subsequent Option (15,000) at an exercise price of $8.02 per share under the 1993 Director Stock Option Plan. As of December 31, 2009, Mr. Tanguy had outstanding stock options to purchase 140,302 shares of our common stock.
(8)	On January 1, 2009, Mr. Willenz was granted a Subsequent Option (15,000) and a Committee Option (15,000), each at an exercise price of $8.02 per share. As of December 31, 2009, Mr. Willenz had outstanding stock options to purchase 45,000 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 4, 2007, we acquired the cordless and VoIP terminals business (the “CIPT Business”) of NXP B.V. (“NXP”). As part of the acquisition, we, together with our Israeli subsidiary, entered into a number of ancillary agreements with NXP, including (1) a Manufacturing Services Collaboration Agreement (the “MSCA”) pursuant to which NXP agreed to provide us and our affiliates with specified manufacturing, pre-testing, assembling and final-testing services relating to the CIPT Business products at agreed upon prices for up to seven years following the closing of the acquisition; (2) an Intellectual Property Transfer and License Agreement according to which we agreed to license-back specified intellectual property rights to NXP, including business know-how and business software; (3) an Intellectual Property Library Services and R&D Agreement pursuant to which NXP agreed to provide us and our affiliates with specified design, maintenance and support services, and (4) an Umbrella Transitional Services Agreement pursuant to which NXP agreed to provide us and our affiliates with other specified transitional services at agreed upon prices for a limited period to assist us and our affiliates in achieving a smooth transition of the CIPT Business.

In January 2009, we entered into an Amendment Agreement to the MSCA. Pursuant to the amendment, we agreed with NXP to specified price modifications for manufacturing services relating to CIPT Business products during the remaining term of the MSCA, modified logistics for provision of production schedules by us to NXP, modified lead-times for CIPT Business products to be produced by NXP, modified our purchasing obligations and NXP’s penalties for late/non-delivery of the CIPT Business products to us and modified specified manufacturing services and logistics associated with the closure of the NXP facility in Fishkill, U.S.

Also in connection with the acquisition, we entered into a Stockholders Agreement with NXP pursuant to which we granted NXP specified registration rights. The agreement also sets forth specified restrictions on transfer of the shares by NXP and specified the appointment of a designee nominated by NXP to our board of directors. In January 2009, we entered into a Stock Repurchase Agreement with NXP pursuant to which we agreed to repurchase the shares of our common stock issued to NXP in connection with the acquisition. On March 12, 2009, we repurchased 4,186,603 shares of our common stock at a per share price of approximately $20,028,000. In connection with execution of the Stock Repurchase Agreement, the Stockholders Agreement and all rights and obligations of the parties therein were terminated and the NXP nominee to the board, Mark Hamersma, resigned. NXP was no longer deemed a related party after Mr. Hamersma’s resignation in March 2009.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law.

All transactions between us and our officers, directors, principal stockholders and affiliates have been and will be approved by a majority of our board of directors, including a majority of our disinterested, non-employee directors on the board, and have been or will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding related person transactions which is incorporated in the Charter of the Audit Committee. Pursuant to this policy, our Audit Committee must review and approve any such transactions.

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF THE 1993 EMPLOYEE STOCK PURCHASE PLAN

The Company’s stockholders are being asked to approve an amendment and restatement of the Company’s 1993 Employee Stock Purchase Plan (the “Purchase Plan”). The proposed amendment and restatement of the Purchase Plan will increase the number of shares reserved for issuance under the Purchase Plan from 2,000,000 shares to 2,300,000 shares.

The purpose of the Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions. The Purchase Plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. Accordingly, the provisions of the Purchase Plan will be construed so as to extend and limit participation in the Purchase Plan in a manner consistent with the requirements of the Code. The Purchase Plan is intended to enable the Company and its subsidiaries to attract and retain the best available personnel, to provide additional incentive to current employees, and to promote the success of the Company’s business. The Board of Directors believes that the Company’s long-term success is dependent upon the ability of the Company and its subsidiaries to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

Subject to stockholder approval, the Company plans to register the additional 300,000 shares reserved under the Purchase Plan on a Registration Statement on Form S-8.

A general description of the principal terms of the Amended and Restated Purchase Plan as proposed is set forth below. However, the summary does not purport to be a complete description of all of the provisions of the Purchase Plan.

General Description

The Purchase Plan was adopted by the Company’s board of directors and approved by the Company’s stockholders in 1993. There are currently 2,000,000 shares of common stock reserved for issuance under the Purchase Plan. If the amendment and restatement of the Purchase Plan is approved by the stockholders, the number of shares of common stock reserved for issuance under the Purchase Plan will be increased by 300,000 shares from 2,000,000 shares to 2,300,000 shares. As of March 17, 2010, a total of 1,647,931 shares have been purchased under the Purchase Plan, and 352,069 shares of common stock remained available for purchase thereunder. As of March 17, 2010, the closing price of a share of the Company’s common stock as reported on the NASDAQ Global Select Market was $8.72.

The number of shares of the Company’s common stock reserved for issuance under the Purchase Plan is also subject to adjustment in the event of a stock split, stock dividend or other similar change in the common stock or the capital structure of the Company.

The Purchase Plan is administered by the Board of Directors, or a committee of the Board as designated by the Board from time to time (the “Plan Administrator”), which has the authority to determine the terms and conditions under which purchase rights are to be granted under the Purchase Plan for any offering period during the term of the Purchase Plan, and to resolve all questions relating to the administration of the plan.

The purpose of the Purchase Plan is to provide employees of the Company who participate in the Purchase Plan with an opportunity to purchase common stock of the Company through payroll deductions. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Code. Employees, including officers, of the Company and its subsidiaries are eligible to participate in the Purchase Plan. Payroll deductions may be up to 10% (in whole percentage increments) of a participant’s compensation. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, a participant’s payroll deductions may be decreased to zero percent during any offering period or purchase period.

Any person who is employed by the Company or any subsidiary for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, provided that the employee is employed on the first trading day of an offering period and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the commencement of the applicable offering period. At December 31, 2009, the Company had 409 employees.

The Purchase Plan has consecutive, overlapping offering periods of 24 months’ duration commencing each January 1 and July 1. The Plan Administrator may alter the duration of the offering periods if such change is announced at least 15 days prior to the scheduled beginning of the first offering period to be affected thereafter.

The price per share at which shares are sold under the Purchase Plan is equal to 85% of the fair market value of the common stock on the enrollment date or on the exercise date, whichever is lower. The fair market value of the common stock on a given date is the closing sale price of the common stock on the NASDAQ of the NASDAQ Stock Market LLC as of such date. The number of shares of common stock which may be purchased is subject to adjustment in the event of a stock split, stock dividend or other similar change in the common stock or the capital structure of the Company. The Company makes no cash contributions to the Purchase Plan, but bears the expenses of administration.

At the beginning of an offering period, each participant will be granted the right to purchase the number of shares determined by dividing up to 10% of the participant’s compensation receivable during the offering period by the applicable purchase price. No employee shall be granted a purchase right under the Purchase Plan (1) if immediately after the grant of the purchase right, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of a parent or subsidiary of the Company (including stock which may be purchased under the Purchase Plan or issued pursuant to any other options) or (2) which would permit the employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time the purchase right is granted) in any calendar year. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be carried over to the next purchase period or offering period, whichever applies, or returned to the participant, if the participant withdraws from the Purchase Plan.

A participant may increase or decrease the rate of his or her payroll deduction for the remainder of an offering period by filling out a change of status notice and delivering it to the Company (or its designee). The participant’s subscription agreement (as modified by any change of status notice) will remain in effect for the entire offering period and each subsequent offering period, unless the participant further modifies his subscription or terminates his participation in the Purchase Plan.

A participant’s interest in a given offering period may be terminated in whole, but not in part, by delivering to the Company a change of status notice which indicates the participant’s withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period. Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant’s interest in that offering period. If a participant withdraws from an offering period, payroll deductions will not resume at the beginning of the succeeding offering period unless the participant delivers to the Company a new subscription agreement.

Upon termination of a participant’s employment relationship, the payroll deductions credited to such participant’s account during the offering period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto, and such participant’s option will be automatically terminated.

No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

Subject to any required action by the Company’s stockholders, in the event any change, such as a stock split or dividend, is made in the Company’s capitalization which results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares under the Purchase Plan and the price per share covered by each outstanding option. In the event of a dissolution or liquidation of the Company, the offering periods in progress will terminate immediately prior to the consummation of such dissolution or liquidation. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator determines, in the exercise of its sole discretion and in lieu of such assumption, to shorten the offering period then in progress by setting a new exercise date (the “New Exercise Date”). If the Plan Administrator shortens the offering period then in progress in lieu of assumption in the event of a sale of assets or merger as described above, the Plan Administrator shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the exercise date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the offering period.

Amendment and Termination of the Purchase Plan.

The Plan Administrator may amend the Purchase Plan at any time or from time to time or may terminate the Purchase Plan without approval of the stockholders. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to purchase rights granted to residents therein, the Company will obtain stockholder approval of any amendment to the Purchase Plan in such a manner and to such a degree as required. No action by the Plan Administrator or stockholders may alter or impair any option previously granted under the Purchase Plan without the consent of affected participants, provided that the Purchase Plan or any one or more offering periods may be terminated by the Plan Administrator on any exercise date or by the Plan Administrator establishing a new exercise date with respect to any offering period then in progress if the Plan Administrator determines that the termination of the Purchase Plan or such one or more offering periods is in the best interests of the Company and its stockholders. Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during offering periods, change the length of purchase periods within any offering period, change the length of subsequent offering periods, determine whether subsequent offering periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable and which are consistent with the Purchase Plan. The Purchase Plan will remain in effect until terminated by the Board.

Amended Purchase Plan Benefits.

The benefits to be received by the Company’s employees pursuant to the amended and restated Purchase Plan are not determinable at this time.

The following table sets forth information with respect to purchases under the Purchase Plan during the fiscal year ended December 31, 2009. The executive group in 2009 consisted of Messrs. Ayalon, Elyakim, Robertson, Edan, Levy and Fogel. The non-executive director group in 2009 consisted of Messrs. Hamersma, Limon, Seroussi, Shamir, Silver, Tanguy and Willenz. Mr. Hamersma resigned from our board in March 2009. Please note, however, that directors, other than our Executive Chairman, Mr. Ayalon,, are not allowed to participate in the Purchase Plan.

Identity of Group	Purchases	% of Total Purchases (1)	Weighted Average Purchase Price Per Share
Eliyahu Ayalon Executive Chairman of the Board	3,662	1%	5.5671
Ofer Elyakim Chief Executive Officer	2,370	1%	4.7855
Brian Robertson President	—	—	—
Boaz Edan Chief Operating Officer	4,167	1%	5.2202
Dror Levy Chief Financial Officer and Secretary	3,304	1%	5.2251
Eli Fogel Senior Vice President and Chief Technology Officer	3,572	1%	5.2203
Executive Group	17,075	5%	5.2352
Non-Executive Director Group	—	—	—
Non-Executive Employee Group	343,876	95%	5.2305

(1)	Based on a total of 360,951 shares of common stock purchased under the Purchase Plan during the fiscal year ended December 31, 2009.

Certain U.S. Federal Income Tax Information

The following summarizes the federal income tax consequences of participation under the Purchase Plan and certain tax effects to the Company based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss any non-U.S., state or local tax consequences. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a participant’s individual circumstances. Each participant in the Purchase Plan is strongly urged to consult with his or her tax advisor regarding participation in the Purchase Plan.

The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the purchase right or purchase of shares. Amounts deducted from a participant’s pay under the Purchase Plan are part of the employee’s regular compensation and remain subject to federal, state and local income and employment withholding taxes.

Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present or represented at the annual meeting is required to approve the amendment and restatement of the Purchase Plan. Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE

PROPOSED AMENDMENT AND RESTATEMENT OF THE 1993 EMPLOYEE PURCHASE PLAN

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Audit Committee has selected Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. We expect a representative of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to be available via teleconference to respond to appropriate questions and to make a statement if he or she so desires, but no representative will be present at the annual meeting.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our independent accountants. However, the Audit Committee of the Board of Directors is submitting the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

In connection with the audit of the 2009 financial statements, we entered into an engagement agreement with Kost Forer Gabbay & Kasierer which set forth the terms by which Kost Forer Gabbay & Kasierer will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the annual meeting is required to approve the ratification of the selection of Kost Forer Gabbay & Kasierer as our independent auditors for fiscal year 2010. Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE

SELECTION OF KOST FORER GABBAY & KASIERER.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act of 1934, that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. Additionally, the audit committee must approve all audit and non-audit services performed by the Company’s independent auditors. Furthermore, the audit committee is responsible for reviewing and evaluating the Company’s accounting principles and the Company’s system of internal accounting controls. Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors, Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, are responsible for auditing those financial statements. However, the members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The audit committee relies, without independent verification, on the information provided to the committee and on the representations made by management and the independent auditors.

The audit committee hereby reports as follows:

1.	The audit committee has reviewed and discussed the audited financial statements with the Company’s management and Kost Forer Gabbay & Kasierer, the Company’s independent auditors.

2.	The audit committee has discussed with Kost Forer Gabbay & Kasierer (a) their judgments as to the quality of the Company’s accounting policies, and (b) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

3.	The audit committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors.

4.	The audit committee discussed with the Company’s senior management, Kost Forer Gabbay & Kasierer and internal auditors the process used for the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 in connection with the Annual Report on Form 10-K and other periodic filings with the Commission.

5.	The audit committee has received the written disclosures and the letter from Kost Forer Gabbay & Kasierer required by the Public Company Accounting Oversight Board regarding its communications with the audit committee concerning independence. The audit committee considered whether the audit and non-audit services provided by Kost Forer Gabbay & Kasierer were compatible with maintaining its independence from the Company. Based on discussions with Kost Forer Gabbay & Kasierer, the audit committee determined that the audit and non-audit services provided to the Company by Kost Forer Gabbay & Kasierer were compatible with maintaining the independence of Kost Forer Gabbay & Kasierer.

6.	Based on the reviews and discussions referred to in paragraphs (1) through (5) above, the audit committee recommended to the Company’s board of directors, and the board approved, the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, that was filed with the Securities and Exchange Commission on March 16, 2010.

7.	The audit committee has also recommended the selection of Kost Forer Gabbay & Kasierer and, based on the committee’s recommendation, the board of directors has selected Kost Forer Gabbay & Kasierer as the Company’s independent auditors for the fiscal year ending December 31, 2009. The board of directors is submitting the selection of Kost Forer Gabbay & Kasierer to the stockholders for ratification.

Submitted by the audit committee:

Zvi Limon

Yair Seroussi

Yair Shamir

Patrick Tanguy

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Kost Forer Gabbay & Kasierer performed services for us in fiscal 2008 and 2009 related to financial statement audit work, quarterly reviews, Forms S-8 reviews, tax services, special projects and other ongoing consulting projects. Fees paid or accrued to Kost Forer Gabbay & Kasierer in fiscal 2008 and 2009 were as follows:

	2008	2009
Audit Fees (1)	611,000	531,000
Audit-Related Fees (2)	45,000	10,000
Tax Fees (3)	87,000	180,000
All Other Fees	—	—

(1)	Audit fees represent fees for the audit of consolidated financial statements for the fiscal years ended December 31, 2008 and 2009 and the review of financial statements included in our quarterly reports on Form 10-Q.
(2)	Audit-related fees represent fees for accounting professional services on actual or contemplated transactions.
(3)	Tax fees represent fees for professional services rendered by our auditors for tax compliance, tax planning and tax advice on actual or contemplated transactions and advisory services for other tax compliance matters.

The audit committee approved 100% of the above set forth fees in 2008 and 2009.

Audit and Non-Audit Services Pre-Approval Policy

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Kost Forer Gabbay & Kasierer, our independent auditors, must be approved in advance by the audit committee to assure that such services do not impair the auditors’ independence from the company. In January 2004, the audit committee adopted an audit and non-audit services pre-approval policy which sets forth the procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditors are to be pre-approved. Pursuant to the policy, certain services or category of services described in detail in the policy may be pre-approved generally on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of audit services, audit-related services, tax services and other services. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent auditors. The audit committee may also pre-approve particular services on a case-by-case basis. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the audit committee prior to being performed. The audit committee may delegate authority to pre-approve audit and non-audit services to any member of the audit committee, but may not delegate such authority to management. Our independent auditors and Chief Financial Officer are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policy and the fees for the services performed to date.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to Be Brought Before an Annual Meeting and Considered for Inclusion in our Proxy Materials.    In addition to submitting information related to the proposal as described elsewhere in this proxy statement, pursuant to Rule 14a-8 under the Exchange Act and the Company’s bylaws, stockholder proposals intended for consideration by the Company for presentation and inclusion in its proxy materials for the annual meeting of stockholders to be held in 2011 must be received by Dror Levy, Secretary, DSP Group, Inc., 2580 North First Street, Suite 460, San Jose, CA 95131, no later than December 14, 2010 in order to be considered for inclusion in our proxy materials for that meeting.

Discretionary Authority.    The proxies to be solicited by our board of directors for the 2011 annual meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder’s proposal for the meeting by February 27, 2011.

OTHER MATTERS

Annual Report

Our annual report for the fiscal year ended December 31, 2009 has been mailed concurrently with the mailing of these proxy materials to all stockholders entitled to notice of, and to vote at, the annual meeting.

Form 10-K

Our annual report on Form 10-K for the fiscal year ended December 31, 2009 is included in the annual report for the fiscal year ended December 31, 2009, which is mailed concurrently with the mailing of these proxy materials. Upon written request to our Secretary, Dror Levy, at the address of our principal executive offices, the exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

Internet Availability of Proxy Materials

In addition to the mailing, the notice of the annual meeting, this proxy statement and the proxy card are available for your review, print and download on our website at www.dspg.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this proxy statement.

Householding of Annual Meeting Materials

In December 2000, the Securities and Exchange Commission adopted new rules that permit us to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. Upon written request to our Secretary, Dror Levy, at the address of our principal executive offices or by phone at (408) 986-4300, you may revoke your decision to household, and we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request.

A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

Other Matters

Our board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the proxy holders.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Ofer Elyakim
Ofer Elyakim
Chief Executive Officer

April 2, 2010

San Jose, California

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF DSP GROUP, INC.

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of DSP GROUP, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 2, 2010, the Company’s Annual Report for the year ended December 31, 2009 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and hereby appoints Ofer Elyakim and Dror Levy, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of the Company to be held on Monday, May 24, 2010, at 8:30 a.m., local time, at The Grand Hyatt New York, 109 E. 42nd Street, New York City, New York, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) THE ELECTION OF THE CLASS I DIRECTORS, (2) THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED UNDER THE 1993 EMPLOYEE PURCHASE PLAN, AND (3) THE RATIFICATION OF THE SELECTION OF KOST FORER GABBAY & KASIERER AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.        ELECTION OF THE DIRECTORS:

FOR the nominees listed below (except as indicated)	WITHHOLD AUTHORITY to vote for the nominees listed below

If you wish to withhold authority to vote for the following nominees, strike a line through such nominee’s name listed below.

Eliyahu Ayalon

Zvi Limon

Louis Silver

2.        PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE 1993 EMPLOYEE PURCHASE PLAN BY 300,000 SHARES:

FOR AGAINST ABSTAIN

3.        PROPOSAL TO RATIFY THE SELECTION OF KOST FORER GABBAY & KASIERER AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2010:

FOR AGAINST ABSTAIN

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

DATED: , 2010

(Signature)

(Signature)

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.